JAY JACOBS, INC.
                       PREFERRED STOCK PURCHASE AGREEMENT


     THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of December 5, 1997, by and among JAY JACOBS, INC., a Washington corporation (the "Company"), CAHILL, WARNOCK & COMPANY, LLC, a limited liability company organized under the laws of the State of Maryland ("Cahill"), and the persons listed on Exhibit A hereto. The persons listed on Exhibit A hereto are herein sometimes referred to individually as a "Purchaser" and collectively as the "Purchasers."

                               W I T N E S S E T H

     WHEREAS, the Company has issued and outstanding the shares of capital stock described in Section 4.2 hereof and the Company has reserved for issuance additional shares of capital stock upon the exercise of the outstanding convertible securities, including rights, options and warrants, identified in
Section 4.2; and

     WHEREAS, the Company proposes to issue and sell, and the Purchasers desire to purchase from the Company, severally and in the amounts set forth on Exhibit A hereto, shares of the Company's Series A Preferred Stock, par value $.01 per share, on the terms and conditions set forth herein; and

     WHEREAS, the Company proposes to issue and sell, and the Purchasers desire to purchase from the Company, severally and in the amounts set forth on Exhibit A hereto, shares of the Company's Series B Preferred Stock, par value $.01 per share, on the terms and conditions set forth herein; and

     WHEREAS, the Company and the Purchasers desire to enter into a registration rights agreement of even date herewith (the "Registration Rights Agreement"), attached hereto as Exhibit B, pursuant to which the Purchasers have, among other rights, certain registration rights; and

     WHEREAS, concurrent with the Closing (as defined in Section 3.1), the Company shall issue 1,889,763 shares of the Company's Common Stock and shall pay One Million Five Hundred Thousand Dollars ($1,500,000), less certain expenses, to the holders of allowed Class 3 Claims against the Company pursuant to the Company's Plan of Reorganization, such issuance and payment being in full satisfaction of all such allowed Class 3 Claims against the Company.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

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                                    SECTION 1

                                   Definitions

     1.1 Defined Terms. The following terms are defined as follows:

     "Affiliate" means, with respect to any Person, (i) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, (ii) any brother, sister, parent, child or spouse of such Person or any Person described in clause (i), and (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

     "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, any plans subject to
Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

     "Class 3 Creditors" means the holders of allowed Class 3 Claims against the Company, as defined in the Plan of Reorganization.

     "Code" means the Internal Revenue Code of 1986 (or any successor thereto), as amended from time to time.

     "Common Stock" means the Company's Common Stock, par value $.01 per share.

     "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

     "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company or any Subsidiary is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any Subsidiary or to which the Company or any Subsidiary is obligated to make payments, in each case with respect to any present or former employees of the Company or the Subsidiaries.

     "Creditors' Cash Payment" means the payment to be made to the Class 3 Creditors on the Closing Date in the amount of One Million Five Hundred Thousand Dollars ($1,500,000), less certain expenses.

     "Creditors' Shares" means 1,889,763 shares of the Company's Common Stock.

     "Effectiveness Period" means the period commencing on the Closing Date and ending on the date that all Registrable Securities (as hereafter defined) shall have ceased to be Registrable Securities.

     "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.

     "Environmental Law" means any applicable foreign, federal, state or local statute, regulation, ordinance or rule of common law as now in effect in any way relating to the protection of human health and the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), regulations promulgated pursuant to these statutes, and common law principles of tort liability.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation or rule issued thereunder.

     "ERISA Affiliate" means any Person that together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Hazardous Material" means any substance, material or waste that is regulated by the United States, the foreign jurisdictions in which the Company or its Subsidiaries conducts business, or any applicable state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

     "Knowledge" or derivations thereof shall mean the knowledge of the officers of the Company and each Subsidiary, and, with respect to Sections 4.20 and 4.22, each person who conducts human resource and employee benefits management functions for the Company or any Subsidiary, whether or not an officer of the Company or such Subsidiary.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "Management Option Plan" means the Jay Jacobs, Inc. 1998 Stock Incentive Plan as adopted by the Board of Directors of the Company on December 3, 1997.

     "Material Adverse Effect" means any materially adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company.

     "Multiemployer Plan" means any Employee Benefit Plan described in Section 3(37) of ERISA.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PCC" means the Postconfirmation Creditors Committee formed pursuant to the Plan of Reorganization.

     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

     "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan of Reorganization" means the Company's Second Amended Chapter 11 Plan of Reorganization, as confirmed by order of the United States District Court for the Western District of Washington dated November 16, 1995, and as modified by order entered on December 1, 1997.

     "Preferred Stock" means the Series A Stock and the Series B Stock.

     "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

     "Registrable Securities" means (i) shares of Common Stock or other securities issued or issuable upon exercise of the Series B Stock and; (ii) any other shares of Common Stock or securities issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, mergers, consolidation, share exchange or similar events).

     "Registration Rights Agreement" means the registration rights agreement of even date herewith by and between the Company and the Purchasers.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property.

     "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Stock" means the Series A Preferred stock of the Company, $.01 par value per share.

     "Series B Stock" means the Series B Preferred Stock of the Company, $.01 par value per share.

     "Subsidiaries" means each corporation in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests, and includes without limitation J.J. Distribution Company.

     "U.S. Foreign Corrupt Practices Act" means the U.S. Foreign Corrupt Practices Act of 1977, Pub. L. No. 95-213, Sections 101-104, as amended, and any other U.S. law, regulation, order, decree or directive having the force of law and relating to bribes, kick-backs or similar business practices.

     "Welfare Plan" means any Employee Benefit Plan described in Section 3(1) of ERISA.

     1.2 Other Defined Terms. Additional capitalized terms shall have the meanings assigned to them in the text of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

                                    SECTION 2

                    Authorization and Sale of Preferred Stock

     2.1 Authorization of Series A Stock. At Closing, the Company will have authorized the issuance and sale to each Purchaser of the number of shares of Series A Stock set forth opposite its name in Exhibit A. The Series A Stock will have the rights, preferences, privileges and restrictions set forth in the Statement of Rights and Preferences attached to this Agreement as Exhibit C hereto (the "Statement of Rights and Preferences").

     2.2 Authorization of Series B Stock. At Closing, the Company will have authorized the issuance and sale to each Purchaser of the number of shares of Series B Stock set forth opposite its name in Exhibit A. The Series B Stock will have the rights, preferences, privileges and restrictions set forth in the Statement of Rights and Preferences.

     2.3 Sale and Purchase of Preferred Stock. In reliance on the representations and warranties of the Company contained herein and subject to the terms and conditions hereof, at Closing, each Purchaser agrees to purchase from the Company, severally, the number of Shares of Series A Stock and Series B Stock set forth opposite its name on Exhibit A hereto, and the Company agrees to sell to each Purchaser, such number of shares of Series A Stock and Series B Stock. The aggregate purchase price for all of the Series A Stock to be sold to the Purchasers as provided herein shall be Four Million Six Hundred Thousand Dollars ($4,600,000) and the aggregate purchase price of all of the Series B Stock to be sold to the Purchasers as provided herein shall be Two Million Five Hundred Thousand Dollars ($2,500,000). Each aggregate purchase price shall be payable by the Purchasers on an equal, per-share basis.

                                    SECTION 3

                             Closing Date; Delivery

     3.1 Closing Date. The closing of the purchase and sale of the Preferred Stock (the "Closing") shall be held at the offices of Stoel Rives, LLP, 600 University Street, Suite 3600, Seattle, Washington 98101 on December 5, 1997, or on such other date or at such other place as the Purchasers and the Company shall mutually agree (the date of the Closing being referred to herein as the "Closing Date").

     3.2 Delivery. At the Closing, the Company shall: (a) deliver to each Purchaser a certificate or certificates evidencing the shares of Series A Stock or Series B Stock being purchased by it registered in such Purchaser's name against delivery to the Company of payment in an amount equal to the full purchase price of the shares of Series A Stock or Series B Stock being purchased by the Purchasers by certified check or wire transfer to an account designated by the Company; (b) pay the Creditors' Cash Payment to the Class 3 Creditors, to be followed as soon as practicable after the Closing by the issuance of the Creditors' Shares to the Class 3 Creditors; and (c) make such other deliveries as may be required under the terms of this Agreement.

                                    SECTION 4

                  Representations and Warranties of the Company

     The Company hereby represents and warrants to, and agrees with, the Purchasers as follows:

     4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business, (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not be material to the Company. The Company and each of the Subsidiaries has the corporate power and authority and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (a) to own, lease and operate its properties and to carry on its business as now being conducted and (b) in the case of the Company, to execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby.

     4.2 Capitalization.

(a) The authorized capital stock of the Company is 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.01 per share ("Common Stock") of which 6,213,837 shares are issued and outstanding and no shares are held in treasury, and 5,000,000 shares of preferred stock undesignated as to series, none of which are issued and outstanding. Upon the filing with the Secretary of State of Washington of the Statement of Rights and Preferences, there will have been designated two series of preferred stock, consisting of 46,000 shares of Series A Stock and 25,000 shares of Series B Stock, none of which will have been issued or outstanding. Schedule 4.2 lists all options, warrants or other rights of any kind granted by the Company to purchase or otherwise acquire capital stock of the Company issued and outstanding prior to Closing.

     The Company has duly and validly reserved for issuance 925,754 shares of Common Stock upon exercise or conversion of currently outstanding rights, options, warrants and other convertible securities. The Company has reserved or, prior to the Closing, will reserve 56,637,970 shares of Common Stock for issuance upon conversion of the Series B Stock, and will, concurrent with the termination of all currently outstanding options, reserve 17,342,761 shares of Common Stock for issuance upon exercise of options authorized under the Management Option Plan. Except as listed on
     Schedule 4.2, there are outstanding (a) no shares of capital stock or other voting stock of the Company or any Subsidiary, (b) no securities of the Company, any Subsidiary or any Person convertible into or exchangeable for shares of capital stock or voting securities of the Company or any Subsidiary, (c) no options, warrants or other rights to acquire from the Company or any Subsidiary (including any rights issuable or issued under any shareholder rights plan or similar arrangement), and no obligations, contingent or otherwise, of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any Subsidiary, (d) no equity equivalent in the earnings or ownership of the Company, any Subsidiary or any Person or any similar rights to share earnings or ownership, and (e) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities or to make any investment (by loan, capital contribution or otherwise) in any entity or Person. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, shall be duly authorized, validly issued, fully paid for and non-assessable and free of all preemptive rights. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

(b) The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The shares of Series A Stock and Series B Stock to be issued pursuant to this Agreement, upon delivery to the Purchasers of certificates therefor against payment in accordance with the terms of this Agreement, the shares of Common Stock to be issued to the Class 3 Creditors as provided herein and the shares of Common Stock issuable upon conversion of the Series B Stock, (i) will be validly issued, fully paid and non-assessable, (ii) will be free and clear of all Liens, and (iii) assuming that the representations of the Purchasers in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

     4.3 Subsidiaries. Schedule 4.3 sets forth a complete and accurate list of all Subsidiaries of the Company, showing (as to each such Subsidiary) the date of its incorporation, the jurisdiction of its incorporation, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders of such Subsidiaries and the number and percentage of the outstanding shares of each such class owned, directly or indirectly, by all such stockholders, including the Company. At Closing, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or limitation or restriction (including restrictions on the right to vote). All outstanding shares of the capital stock of the Company and any Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive rights. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary.

     4.4 Partnerships, Joint Ventures. The Company is not a party to, and does not hold, any equity interests in any partnership, limited partnership, limited liability company or other joint venture of any kind.

     4.5 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered by it as contemplated herewith (the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate, including shareholder (if required), action on the part of the Company. Each Transaction Document to which it is a party has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the valid execution and delivery by the Company of the Transaction Documents to which it is a party, or the consummation by the Company of the transactions contemplated by the Transaction Documents to which it is a party, except for (i) filings pursuant to federal or state securities laws and (ii) the filing of registration statements with the SEC and any applicable state securities commission.

     4.7 Conformity with Law; Absence of Litigation. To its knowledge, the Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect. Except as set forth on Schedule 4.7, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company are there any facts which with the passage of time, the giving of notice or both would likely result in any such claims, actions, suits, proceedings or investigations against the Company or any of its Subsidiaries, or any properties or rights of the Company or its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign which would have a Material Adverse Effect.

     4.8 Insurance. The Company and its Subsidiaries maintain adequate insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

     4.9 Patents and Trademarks. The Company and its Subsidiaries have sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes ("Intellectual Property") necessary for their businesses. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person. A list of all patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications owned by the Company or any of its Subsidiaries is set forth on Schedule 4.9. Within the past five years, the Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person, nor is the Company aware of any such violations.

     4.10 Compliance with Other Instruments and Legal Requirements.

(a) None of the Company or any of its Subsidiaries is in violation or default of any provisions of its certificate of incorporation, by-laws, or comparable organizational documents. None of the Company or any of its Subsidiaries is in violation or default in any respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal, state or local statute, rule or regulation applicable to the Company or any of its Subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises) that would be material to the Company. The execution, delivery and performance of each

     Transaction Document and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under or give rise to any obligations under, the Articles of Incorporation or By-Laws of the Company, or any note, bond, mortgage, indenture, lease, license, permit, contract, agreement or other instrument or obligation, decree or order to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its properties or assets is or may be bound, or violate any law, order, rule or regulation, including, without limitation, any federal or state securities laws, rules or regulations, applicable to the Company or any Subsidiary, and, does not require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

(b) The Company and its Subsidiaries have all Permits of all governmental entities required to conduct their respective businesses as currently conducted.

     4.11 Material Agreements; Action. Except as set forth on Schedule 4.11 or on any other Schedule hereto, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which it is bound that involve or relate to: (i) any of their respective officers, directors, stockholders or partners or any Affiliate thereof; (ii) the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (iv) the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person;
(v) the borrowing of money; (vi) the expenditure of more than $50,000 in the aggregate or the performance by the Company or any Subsidiary extending for a period more than one year from the date hereof, other than in the ordinary course of business, or (vii) the license of any Intellectual Property or other material proprietary right to or from the Company or any of its Subsidiaries. There have been made available to the Purchasers and its representatives true and complete copies of all such agreements. All such agreements are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as indicated on Schedule 4.11 none of the Company or any of its Subsidiaries is in default under any such agreements nor is any other party to any such agreements in default thereunder in any respect.

     4.12 Brokers' Fees. Except as set forth on Schedule 4.12, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company.

     4.13 Registration Rights. Except for rights granted pursuant to the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any Person.

     4.14 Corporate Documents. True and correct copies of the Articles of Incorporation and the By-laws of the Company, as amended and as are currently in effect, have been delivered to the Purchasers.

     4.15 Real Property.

(a) Schedule 4.15(a) sets forth a complete list of all real property and interests in real property owned (the "Owned Properties") or leased (the "Leased Properties") by the Company and its Subsidiaries as lessee or lessor (the Leased Properties together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties"). The Company Property constitutes all interests in real property currently used or currently held for use in connection with the businesses of the Company and its Subsidiaries and which is necessary for the continued operation of the businesses of the Company and its Subsidiaries as such businesses are currently conducted. Except as indicated on Schedule 4.15(a), the Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the leases for Leased Property (the "Real Property Leases"), and none of the Company or any of its Subsidiaries has received any written notice of any default or event which, with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

(b) The Company and its Subsidiaries have all certificates of occupancy and Permits of any governmental body necessary or useful for the current use and operation of each Company Property, and the Company and its Subsidiaries have fully complied with all conditions of the Permits applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

(c) There does not exist any actual or threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Company or any of its Subsidiaries has received any notice, oral or written, of the intention of any governmental body or other Person to take or use all or any part thereof.

(d) None of the Company or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

(e) None of the Company or any of its Subsidiaries owns or holds, and is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

     4.16 Tangible Personal Property.

(a) Schedule 4.16(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $15,000 relating to personal property used in the business of the Company and its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements, if any, thereto.

(b) Each of the Company and its Subsidiaries has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, and there is no default under any Personal Property Lease by the Company or any of its Subsidiaries, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a default thereunder.

(c) Except as set forth on Schedule 4.16(c), each of the Company and its Subsidiaries has good and marketable title to all of the items of tangible personal property reflected in the balance sheets referred to in Section
     4.18 and Schedule 4.16(c) hereto (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

     4.17 Environmental Matters.

     Except as set forth on Schedule 4.17:

(a) The operations of each of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

(b) None of the Company or any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

(c) None of the Company or any of its Subsidiaries has received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

(d) At Closing, none of the Company or any of its Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and has no reason to believe that such contingent liability exists;

(e) There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or, to its Knowledge, threatened that could lead to the imposition of any liability pursuant to Environmental Law;

(f) There is not located at any of the properties owned at any of the properties leased or operated by the Company or any of its Subsidiaries any
     (i) underground storage tanks, (ii) asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, any (iv) Hazardous Materials located at any Company Property (other than for Hazardous Materials used or stored by the Company or any Subsidiary in the ordinary course of business and in material compliance with applicable Environmental Laws and Permits); and

(g) The Company has provided to the Purchasers all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries.

     4.18 Company SEC Reports and Financial Statements.

(a) The Company has made available to Purchasers true and complete copies of all periodic reports, statements and other documents that the Company has filed with the SEC under the Exchange Act for the past three years (collectively, the "Company SEC Reports"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. As of their respective dates, each of the Company's SEC Reports (i) complied in all respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, respectively, (ii) were filed in a timely manner, and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the audited consolidated financial statements of the Company (including any related notes and schedules thereto) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended February 1, 1997, is accurate and complete and fairly presents, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-X, the consolidated financial position of the Company and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended. Each of the unaudited consolidated financial statements of the Company (including any related notes and schedules thereto) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter and six-month period ended August 2, 1997, is accurate and complete and fairly presents, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-X, the consolidated financial position of the Company and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the periods then ended.

(c) Except as and to the extent set forth (or incorporated by reference) in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 (the "Balance Sheet Date"), none of the Company or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether due or to become due, accrued, fixed, contingent, liquidated, unliquidated or otherwise) that would be required by GAAP to be accrued on, reflected on, or reserved against it on, a consolidated balance sheet (the

     "Balance Sheet") (or in the applicable notes thereto) of the Company or any of its Subsidiaries prepared in accordance with GAAP consistently applied as of the date and for the period required.

         4.19 Changes. Except as set forth on Schedule 4.19, since the Balance Sheet Date, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries, except changes in the ordinary course of business;

(b) any damage, destruction or loss to real or personal property, whether or not covered by insurance;

(c) any waiver by the Company or any of its Subsidiaries of a legal or contractual valuable right or of a debt owed to it outside of the ordinary course of business;

(d) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries;

(e) any change or amendment to a contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject;

(f) other than in the ordinary course of business, any material increase in excess of $15,000 annually in any compensation arrangement or agreement with any employee of the Company or any of its Subsidiaries receiving compensation;

(g) any events or circumstances that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(h) none of the Company or any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests, (ii) incurred any indebtedness for money borrowed in excess of $15,000, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $15,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $15,000 in any one transaction or series of related transactions.

     4.20 Employee Benefit Plans.

(a) Schedule 4.20(a) contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. Schedule 4.20(a) specifically identifies all Company Plans (if any) that are Qualified Plans.

(b)  With respect, as applicable, to Employee Benefit Plans and Benefit
     Arrangements:

               (i) true, correct, and complete copies of all of the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to the Purchasers: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including, but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500 C/R and any financial statements attached thereto for the prior three years; (C) the most recent Internal Revenue Service (the "IRS") determination letter and the latest IRS determination letter that covered the qualification of the entire Company Plan (if different), and copies of the materials submitted by the Company to obtain those letters; (D) the most recent summary plan descriptions;
(E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement (if such documents or writings exist); (F) all reports submitted within the four years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given to the Company within the three years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

               (ii) neither the Company nor any Subsidiary has ever maintained, contributed to, or been obligated to contribute to any Qualified Plan;

               (iii) the Company and the Subsidiaries have never sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or
Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

               (iv) each Company Plan and each Company Benefit Arrangement has been operated with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

               (v) there are no pending claims or lawsuits by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or any Stockholder, and no claims or lawsuits have been asserted, instituted or to the Company's Knowledge threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company or the Subsidiaries with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company and the Subsidiaries do not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity;

               (vi) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

               (vii) with respect to each Company Plan, there has occurred no non- exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or any Stockholder, officer, director, or employee of the Company;

               (viii) all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

               (ix) all amendments and actions required to bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken;

               (x) payment has been made of all amounts that the Company and each Subsidiary is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

               (xi) the Company and the Subsidiaries have not prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor do they provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

               (xii) no statement, either written or oral, has been made by the Company or the Subsidiaries to any Person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit

Arrangement and that could have an adverse economic consequence to the Company or the Subsidiaries;

               (xiii) the Company and the Subsidiaries have no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

               (xiv) all group health plans of the Company and its ERISA Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code; and

               (xv) no employee or former employee of the Company or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

(c) Schedule 4.20(c) hereto sets forth an accurate list, as of the date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such Person as of (i) February 1, 1997 and (ii) the date hereof.

(d) The Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

     4.21 Taxes. All federal, state and local and foreign tax returns, reports and statements required to be filed by the Company and its Subsidiaries have been filed or have been caused to be filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and all such returns, reports and statements are true, complete and correct in all respects. All taxes, charges and other impositions due and payable by the Company and its Subsidiaries have been paid in full on a timely basis except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books and records of the Company or Subsidiary in accordance with GAAP. The provision for taxes of each of the Company and its Subsidiaries as shown in the Company SEC Reports is sufficient for all unpaid taxes, charges and other impositions of any nature due or accrued as of the date thereof, whether or not assessed or disputed. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Except as disclosed on Schedule 4.21, the Company has not received notice of any audit or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or to its Knowledge threatened. Except for routine filing extensions granted as a matter of right under applicable law, none of the Company or any of its Subsidiaries has executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes, charges or other impositions. None of the Company or any of its Subsidiaries has agreed or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Further, none of the Company or any of its Subsidiaries has any obligation under any tax-sharing agreement.

     4.22 Labor and Employment Matters. With respect to employees of and service providers to the Company and the Subsidiaries: (a) the Company and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice; (b) there is not now, nor within the past five years has there been, any unfair labor practice complaint against the Company or any Subsidiary pending or, to the Company's or any Subsidiary's Knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's or any Subsidiary's Knowledge, threatened against or directly affecting the Company or any Subsidiary; (d) to the Company's or any Subsidiary's Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's or any Subsidiary's Knowledge, no claims therefor exist or have been threatened; (f) the employees of the Company and the Subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary; and (g) all Persons classified by the Company or its Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

     4.23 No Pending Transactions. Except for the transactions contemplated by this Agreement, neither the Company nor any Subsidiary is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of the Company or any Subsidiary, (ii) the sale of all or substantially all of the assets of the Company or any Subsidiary, or (iii) a change of control of more than five percent of the outstanding capital stock of the Company or any Subsidiary.

     4.24 Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to the Purchasers pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Company contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Company to the Purchasers in connection herewith or pursuant hereto contains or will contain any untrue statement or a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the officers and directors of the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as such officers and directors can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

     4.25 Minute Books. The minute books of the Company and each of its Subsidiaries contain a complete summary of all material actions by their respective directors and stockholders since the date of their respective incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     4.26 Foreign Corrupt Practices. Neither the Company nor any Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act or any law of similar effect.

     4.27 No Undisclosed Liabilities. Neither the Company or any Subsidiary has any obligation or liability (contingent or otherwise) that would be required to be reflected in the financial statements of the Company in accordance with GAAP except as reflected in the Company's Balance Sheet.

     4.28 Status of Plan of Reorganization. The Plan of Reorganization is in full force and effect in the form confirmed on November 16, 1995 and, except for the order to modify the Plan of Reorganization entered on December 1, 1997 in connection with the transactions contemplated by this Agreement, there is no motion or action pending or to the Company's knowledge proposed to modify the Plan of Reorganization. Except as indicated on Schedule 4.28, the Company is not in default in any respect in performance of its obligations under the Plan of

Reorganization, Title 11 of the United States Code, the Federal Rules of Bankruptcy Procedure, or 28 U.S.C. Section 1930(a) or (b).

     4.29 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation," as defined in
Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

     4.30 Federal Reserve Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Preferred Stock will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing of carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

                                    SECTION 5

                Representations and Warranties of the Purchasers

     Each of the Purchasers (severally and not jointly), hereby represents and warrants to and agrees with the Company, as follows:

     5.1 Accredited Investor; Experience; Risk.

(a) Such Purchaser is an accredited investor and has been advised and understands that the Preferred Stock has not been registered under the Securities Act, on the basis that no distribution or public offering of the Preferred Stock is to be effected, except in compliance with the applicable securities laws and regulations or pursuant to an exemption therefrom; provided, however, that nothing in this Section 5.1 shall limit the Purchasers right to convert the Series B Stock for Common Stock as set forth in this Agreement, the Registration Rights Agreement, or the Statement of Rights and Preferences.

(b) Such Purchaser is purchasing the Preferred Stock for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(c) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Preferred Stock pursuant to this Agreement.

(d) The certificates representing the Preferred Stock and any Conversion Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM."

     5.2 Investment. Such Purchaser is acquiring the Preferred Stock for investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law.

     5.3 Authorization. Such Purchaser has all requisite power and authority to execute and deliver this Agreement and each of the Transaction Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby have been duly authorized by all necessary, action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery by such Purchaser of the Transaction Documents to which it is a party, or the consummation by such Purchaser of the transactions contemplated by the Transaction Documents to which it is a party, except for such filings as have been made prior to the Closing.

     5.5 Organization, Good Standing and Qualification. To the extent applicable, such Purchaser (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business, (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not be material to the Purchaser.

                                    SECTION 6

                       Conditions to Closing of Purchasers

     Each Purchaser's obligation to purchase the Preferred Stock at the Closing is, at the option of such Purchaser, subject to the fulfillment to such Purchaser's reasonable satisfaction on or prior to the Closing Date of the following conditions:

     6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     6.3 Opinion of Company's Counsel. The Purchasers shall have received from Vandeberg Johnson & Gandara, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, in the form set forth on Exhibit D.

     6.4 No Material Adverse Change. There shall not have occurred any events or circumstances that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     6.5 Statement of Rights and Preferences. The Company's Articles of Incorporation shall have been duly amended by the Company to include the Statement of Rights and Preferences and filed with the Washington Secretary of State.

     6.6 State Securities Laws. All registrations, qualifications and Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

     6.7 Issuance of Shares to Purchasers. The Company shall have issued 46,000 shares of Series A Stock and 25,000 shares of Series B Stock at the Closing pursuant to this Agreement, and shall have delivered to each Purchaser a stock certificate or certificates representing such Preferred Stock.

     6.8 Certificates. Each of the Purchasers shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in Sections 6.1, 6.2 and 6.4.

     6.9 Registration Rights Agreement. The Company and all other parties thereto shall have executed and delivered the Registration Rights Agreement in the form of Exhibit B hereto to Purchasers.

     6.10 Consent of Class 3 Creditors. Class 3 Creditors holding at least 95% in the aggregate of the Class 3 Claims shall have agreed to accept the Creditors' Shares and Creditors' Cash Payment in full satisfaction of all of their Class 3 Claims. If this condition is to be satisfied through a modification of the Plan of Reorganization, then an unstayed order of the United States Bankruptcy Court for the Western District of Washington, at Seattle, shall have been entered confirming such modification of the Plan of Reorganization.

     6.11 Employment Agreements. The Company will have executed employment agreements with each of Rex Loren Steffey and William L. Lawrence, Jr. in the forms set forth as Exhibits E and F hereto.

     6.12 Management Option Plan. The Board of Directors of the Company will have adopted the Management Option Plan in the form set forth on Exhibit G hereto, subject to the approval of the shareholders of the Company, and will have authorized, subject to the approval of the shareholders of the Company, (i) the reissuance of all existing options under the Management Option Plan and (ii) the issuance of new options as set forth in Exhibit H hereto.

     6.13 Consents. The Company shall have obtained all written consents necessary for the Company to complete the transactions contemplated hereby, including without limitation the consent of General Electric Capital Corporation pursuant to that certain Loan and Security Agreement dated August 29, 1997 and any consents required pursuant to any Real Property Lease.

     6.14 Headquarters Lease. Purchasers shall have received assurances reasonably satisfactory to Purchasers that the Real Property Lease for the Company's downtown Seattle, Washington facilities will remain in effect until at least January 31, 2000 and that the radius provisions therein will be amended or waived to the Purchaser's satisfaction.

     6.15 Fairness Opinion. The Company shall have received the favorable opinion of Chanen & Painter as to the fairness of the transactions contemplated hereby.

                                    SECTION 7

                      Conditions to Closing of the Company

     The Company's obligation to issue and sell the Preferred Stock at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     7.1 Representations. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

     7.2 Purchase Price.

(a) The Purchasers shall have tendered the purchase price for the Series A Stock of Four Million Six Hundred Thousand Dollars ($4,600,000).

(b) The Purchasers shall have tendered the purchase price for the Series B Stock of Two Million Five Hundred Thousand Dollars ($2,500,000).

     7.3 Certificate. The Company shall have received a certificate from the Purchasers to the effect set forth in Section 7.1.

     7.4 State Securities Laws. All registrations, qualifications and Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

     7.5 Registration Rights Agreement. The Purchasers and the Company shall have executed and delivered the Registration Rights Agreement in the form of Exhibit B hereto to the Company.

                                    SECTION 8

                            Covenants of the Company

     8.1 Information. Following the Closing Date and continuing so long as any shares of Preferred Stock remain outstanding (or such earlier time as provided below), the Company shall deliver to Cahill and each of the Purchasers the information specified in this Section 8.1 unless Cahill or any such Purchaser at any time specifically requests that such information not be delivered to it:

(a) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each quarterly fiscal period (other than the last quarterly fiscal period in any fiscal year of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget (if any) for such period as specified in the financial plan of the Company. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.

(b) Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the immediately preceding fiscal year, accompanied (in the case of the audited consolidated financial statements) by an opinion of an accounting firm of recognized national standing selected by the Company, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.

(c) Material Litigation. Within twenty (20) days after the Company learns of the commencement or written threat of commencement of any litigation or proceeding against the Company, any of its Subsidiaries or any of the Partnerships or any of their respective assets that could reasonably be expected to have a Material Adverse Effect, written notice of the nature and extent of such litigation or proceeding.

(d) Material Agreements. Within five (5) days after the expiration of the applicable cure period, if any, or if no such cure period exists within five (5) days after the receipt by the Company of written notice of a default by the Company or any of its Subsidiaries under any material contract, agreement or document to which it is a party or by which it is bound, written notice of the nature and extent of such default.

(e) Other Reports and Statements. Promptly upon (i) any distribution to its stockholders generally, to its directors or to the financial community of an annual report, quarterly report, proxy statement, registration statement or other similar report or communication, (ii) filing by the Company with the SEC or with The National Market System, Inc., the National Association of Securities Dealers, Inc. or any national securities exchange or other market system of any and all regular and other reports or applications, or
     (iii) the issuance of any press release or other communication to the general public, a copy of each such report, application release or other communication.

(f) Accountants' Management Letters, Etc. Promptly after receipt by the Company, copies of all accountants' management letters and all management and board responses to such letters, and copies of all certificates as to compliance, defaults, material adverse changes, material litigation or similar matters relating to the Company and its Subsidiaries, which shall be prepared by the Company or its officers and delivered to the third parties.

(g) Stockholders' Lists. Within sixty (60) days after the end of each fiscal year, a stockholders' list, showing the authorized and outstanding shares by class (including the Common Stock equivalents of any convertible security), the holders of all outstanding shares (both before giving effect to dilution and on a fully diluted basis) and all outstanding options, warrants and convertible securities, and detailing all options and warrants granted, exercised or lapsed (including in each case, without limitation, all option and warrant exercise prices, stock issuance prices' and other terms) and all shares issued or sold (whether to directors or managers, in connection with financing or otherwise).

     8.2 Regulatory Matters. Each of the Company and Purchasers will (i) make on a prompt and timely basis all governmental or regulatory notifications, filings or submissions, as necessary for the consummation of the transactions contemplated hereby, including any filings required pursuant to the Hart-Scott-Rodino Antitrust Act, if required, (ii) use all reasonable efforts to cooperate with the other and its representatives in (A) determining which notifications, filings and submissions are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to he obtained prior to the Closing Date from, any governmental authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) timely making of all such notifications, filings or submissions and timely seeking all such consents, approvals, permits or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other reasonable things necessary or appropriate to consummate the transactions contemplated by this Agreement. The Purchasers shall have no obligation to expend any funds in connection with the action to be taken by the Company pursuant to this section; provided however that Purchasers shall pay their own attorney fees, if any.

     8.3 Access. So long as the Purchasers hold at least fifteen percent (15%) of the Preferred Stock purchased hereunder upon the written request of the Purchasers, the Company shall afford the Purchasers and its accountants, counsel and other representatives, full access during normal business hours to all of its properties, books, contracts, commitments and records, permit them to copy or make extracts therefrom and, the Company shall furnish promptly to Purchasers all information concerning its business, properties and personnel as Purchasers may reasonably request; provided, however, that no investigation pursuant to this Section 8.3 shall affect any representations or warranties of either party hereunder.

     8.4 Directors' and Officers' Insurance. The Company shall maintain a directors' and officers' liability insurance policy providing coverage in the amount of not less than One Million Dollars ($1,000,000) and having such other terms as are reasonably acceptable to Purchasers.

     8.5 Confidentiality. From and after the date of this Agreement, each of the Company and Purchasers agree to hold, and will cause its employees, agents and representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of their counsel, by other requirements of law, information furnished by the Company, on the one hand, to Purchasers and information furnished by Purchasers, on the other hand, to the Company in connection with the transactions contemplated by this Agreement, and each of such persons agree that they shall not release or disclose such information to any other person, except their respective officers, directors, partners, employees, auditors, attorneys, financial advisors and other consultants, advisors and representatives who need to know such information and who have been informed of the confidential nature of such information and have been directed to treat such information as confidential. The foregoing provisions of this Section 8.5 shall not apply to any such information which (i) becomes generally available to the public other than as a result of a disclosure by any person bound hereunder, (ii) was available to a person bound hereunder on a non-confidential basis prior to its disclosure hereunder, (iii) becomes available to any person bound hereunder on a non-confidential basis by virtue of the disclosure thereof by a source other than the party providing such information in reliance upon the protection of confidentiality reposed hereby, or (iv) is required to be disclosed pursuant to an order of a court of competent jurisdiction, provided that if disclosure is so required, the disclosing party shall provide notice of the same to each other party hereto.

     Notwithstanding anything herein to the contrary, from and after the date of this Agreement, if either party to this Agreement or any agreement contemplated herein shall be required by law to file as part of any public record this Agreement or the agreements relating to any transactions contemplated hereby, both parties shall jointly identify those provisions, if any, of such agreements that shall remain confidential and shall request and seek confidential treatment of those provisions in accordance with the applicable provisions of any applicable law, rule or regulation, and shall take all reasonable actions necessary to secure such confidential treatment.

     8.6 Shelf Registration.

(a) Within 180 days following the Closing Date, the Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by Purchasers and their transferees and distributees of all of the Registrable Securities (the "Initial Shelf Registration"). The Registration Statement for any Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Purchasers and their transferees and distributees in the manner or manners designed by them. The Company shall use its best efforts to cause the Initial Shelf Registration to become effective under the Securities Act as promptly as is practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the end of the Effectiveness Period.

(b) If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities shall have been sold or shall have ceased to be Registrable Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act or the SEC, or if reasonably requested by Purchasers.

(d) From time to time, the Company shall prepare and file with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provide Purchasers copies of any documents filed in such numbers as Purchasers shall reasonably request; and inform Purchasers that the Company has complied with its obligations and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such Registrable Securities (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify Purchasers to that effect, will use its best efforts to secure promptly the effectiveness of such post-effective amendment and will immediately so notify Purchasers when the amendment has become effective).

(e) In the event of a Shelf Registration by the Company, the Company shall indemnify the Purchasers and the Purchasers shall indemnify the Company in accordance with the indemnification provisions of the Registration Rights Agreement, which provisions are incorporated herein by this reference.

     8.7 Foreign Corrupt Practices. Neither the Company nor any Subsidiary will offer or agree to offer anything of value to any governmental official, political party or candidate for government office nor will it otherwise take any action that would cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act or any law of similar effect.

     8.8 Payment of Expenses. As soon as practicable following the Closing, the Company shall pay the reasonable due diligence, legal, accounting and other expenses of Cahill, Warnock & Company, LLC, not to exceed Forty Thousand Dollars ($40,000).

     8.9 Investment Banking Fees. On or before the first anniversary of the Closing Date, the Company shall pay to the Purchasers, on a pro-rata basis, an investment banking fee equal to 5% of the aggregate price paid for the Preferred Stock.

                                    SECTION 9

                                  Miscellaneous

     9.1 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by (i) the Company and (ii) the Purchasers.

     9.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)  if to the Company:

               Jay Jacobs, Inc.
               1530 Fifth Avenue
               Seattle, Washington 98101
               Attn: William L. Lawrence, Jr.
               Telephone No.:  206-622-5400
               Facsimile No.:   206-621-9830
               with a copy to:

               Vandeberg Johnson & Gandara
               600 University Street, Suite 2424
               Seattle, Washington 98101
               Attn:    James L. Vandeberg, Esq.
               Telephone No.:   206-386-8080
               Facsimile No.:    206-386-7500

(b)  if to the Purchasers:

                c/o Cahill, Warnock & Company, LLC
                One South Street, Suite 2150
                Baltimore, Maryland 21202
                Attn:    Edward L. Cahill
                Telephone No.: 410-895-3800
                Facsimile No.:  410-464-0484

                with a copy to:

                Stoel Rives, LLP
                600 University Street, Suite 3600
                Seattle, Washington 98101
                Attn:    John J. Halle, Esq.
                Telephone No.:  206-624-0900
                Facsimile No.:   206-386-7500

                and a copy to:

                T. Rowe Price Associates
                100 East Pratt Street, 7th Floor
                Baltimore, MD  21202
                Attn: Kim Golden
                Telephone No.: 410-345-6703
                Facsimile No.:  410-345-2304

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

     9.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

     9.5 Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Preferred Stock and payment therefor for a period of two (2) years; provided, however, that the representations and warranties made in Sections 4.17 (Environmental), 4.20 (Benefits) and 4.21 (Taxes) shall survive the applicable statutory period of limitations with respect to any liabilities covered thereby.

     9.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     9.7 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to principles of conflict of laws.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     9.9 Costs and Expenses. Except as otherwise expressly provided herein, the Company and Purchasers shall each pay their own respective fees and disbursements incurred in connection with this Agreement; provided, however, that the Company shall pay all fees and expenses of any required governmental filings or other filings.

     9.10 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any Person (specifically including any employees of the Company and its Subsidiaries) or entity that is not a party to this Agreement.

     9.11 Indemnification.

(a) The Company agrees to indemnify and hold harmless Cahill, the Purchasers and their Affiliates, and their respective partners, co-investors, officers, directors, employees, agents, consultants, attorneys and advisers (each, an "Indemnified Party"), from and against any and all actual losses, claims, damages, liabilities, costs and expenses (including, without limitation, environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel), joint or several (hereinafter collectively referred to as a "Loss"), which may be incurred by or asserted or awarded against any Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or any use made or proposal to be made with the proceeds of the Purchasers' purchase of the Preferred Stock pursuant to this Agreement, whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, shareholders or creditors, whether or not any of the transactions contemplated by this Agreement or the other Transaction Documents are consummated, except to the extent such Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

(b) An Indemnified Party shall give written notice to the Company of any claim with respect to which it seeks indemnification within ten (10) days after the discovery by such parties of any matters giving arise to a claim for indemnification pursuant to Section 9.11(a); provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 9.11, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such action or claim is brought against any Indemnified Party, the Company shall be entitled to participate in and, unless in the reasonable good faith judgment of the Indemnified Party a conflict of interest between such Indemnified Party and the Company may exist in respect of such action or claim, to assume the defense thereof, with counsel satisfactory to the Indemnified Party and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such action or claim the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder. If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Company shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this Section 9.11 to the contrary notwithstanding, the Company shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the Indemnified Party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

                  [Remainder of Page Intentionally Left Blank]

                PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE


     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed effective as of the date first above written.


                                   JAY JACOBS, INC.


                                   By: /s/ REX LOREN STEFFEY
                                      -----------------------------------------
                                      Rex Loren Steffey
                                      President and Chief Executive Officer


                                   CAHILL, WARNOCK & COMPANY, LLC



                                   By: /s/ EDWARD L. CAHILL
                                      -----------------------------------------
                                      Edward L. Cahill, a managing member


                                  CAHILL, WARNOCK STRATEGIC
                                  PARTNERS FUND, L.P.

                                  By: Cahill, Warnock Strategic Partners, L.P.,
                                        its general partner



                                  By: /s/ EDWARD L. CAHILL
                                     ------------------------------------------
                                     Edward L. Cahill, a general partner


                                   STRATEGIC ASSOCIATES, L.P.

                                   By: Cahill, Warnock & Company, LLC, its
                                         general partner


                                   By: /s/ EDWARD L. CAHILL
                                      -----------------------------------------
                                      Edward L. Cahill, a managing member

                                   T. ROWE PRICE RECOVERY FUND II, L.P.

                                   By: T. Rowe Price Recovery Fund II
                                            Associates, LLC, its general partner



                                   By: /s/ KIM Z. GOLDEN
                                      -----------------------------------------
                                      Kim Z. Golden, its managing director



                                   /s/ MICHAEL D. SULLIVAN
                                   --------------------------------------------
                                   MICHAEL D. SULLIVAN

                                    Exhibit A




                                                                  Class of         Total Number
                 Name                                              Shares            of Shares               Total Cost

Cahill, Warnock Strategic Partners Fund, L.P.                  Series A                       27,624         $2,762,400
Strategic Associates, L.P.                                     Series A                        1,531           $153,100
T. Rowe Price Recovery Fund II, L.P.                           Series A                       16,197         $1,619,700
Michael D. Sullivan                                            Series A                          648            $64,800
                                                      Subtotal                                46,000         $4,600,000

Cahill, Warnock Strategic Partners Fund, L.P.                  Series B                       15,014         $1,501,400
Strategic Associates, L.P.                                     Series B                          831            $83,100
T. Rowe Price Recovery Fund II, L.P.                           Series B                        8,803           $880,300
Michael D. Sullivan                                            Series B                          352            $35,200
                                                      Subtotal                                25,000         $2,500,000


                                    Exhibit B

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement"), dated as of December 5, 1997, is by and among Jay Jacobs, Inc. (the "Company") and the parties listed under the heading of Investors on Schedule A attached hereto (the "Investors").

     WHEREAS, the Investors and the Company are, on the date hereof, entering into a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which the Company is issuing to the Investors, among other securities, 25,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Shares"); and

     WHEREAS, the Company has agreed to grant to the Investors, as an inducement to enter into the Purchase Agreement, certain rights with respect to the Series B Preferred Shares;

     NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto hereby agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

          "Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion of the Series B Preferred Shares, and any shares of capital stock received in respect thereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" shall mean the person who is the then record owner of Restricted Stock.

          "Registrable Shares" shall mean the shares of Restricted Stock.

          "Registration Expenses" shall mean the expenses so described in
Section 8.

          "Restricted Stock" shall mean the Conversion Shares, excluding shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2. Restrictive Legend.

     Each certificate representing the Restricted Stock shall bear a legend stating in substance:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED [FOR NON U.S. PERSONS ADD: IN THE UNITED STATES OR TO U.S. PERSONS] WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.


     A certificate shall not be required to bear such legend if, in the opinion of counsel satisfactory to the Company, the securities represented thereby may be publicly sold without registration under the Securities Act.

     3. Notice of Proposed Transfer.

     Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Section 4, 5 or 6), the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a distribution by a corporation, partnership, limited partnership, limited liability company or other entity formed to hold investments in other businesses to its shareholders, partners, members or other equity holders of such stock in respect of such interest. Each certificate for shares of Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or
(ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this
Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

     4. Required Registration.

          (a) At any time prior to December 31, 2007, the Holders of Registrable Shares constituting at least 51% of the total shares of Registrable Shares then outstanding may request the Company to register under the Securities Act all or any portion of the Registrable Shares held by such requesting Holder or Holders for sale in the manner specified in such notice, provided that the Registrable Shares for which registration has been requested shall constitute at least 25% of the total Registrable Shares originally issued if such Holder or Holders shall request the registration of less than all Registrable Shares then held by such Holder or Holders. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Holders of Registrable Shares shall have been entitled to join pursuant to Section 5 or 6 and in which there shall have been effectively registered all Registrable Shares to which registration shall have been requested.

          (b) Following receipt of any notice under this Section 4, the Company shall immediately notify all Holders of Registrable Shares from whom notice has not been received and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting Holders, the number of Registrable Shares specified in such notice (and in all notices received by the Company from other Holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Holders of a majority of the Registrable Shares to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Shares pursuant to this Section 4 on two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement, which covers all Registrable Shares specified in notices received as aforesaid and with respect to which the request for registration has not been withdrawn and provides for sale of such shares in accordance with the method of disposition specified by the requesting Holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting Holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Shares to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting Holders pursuant to this Section 4 (the "Demand Holders")until the first to occur of (i) withdrawal of such registration statement or (ii) the effectiveness of such registration statement unless such registration statement relates to a firm commitment underwritten public offering, then the completion of the period of distribution of the registration contemplated thereby; provided, however, that following receipt of any notice under this Section 4, the Company shall immediately notify all holders of the Company's Common Stock who have contractual rights to demand registrations pursuant to the terms of any other registration rights agreement to which the Company is a party. Upon the written request of such demand rights holders constituting the requisite percentages of shares to initiate a demand under such other registration rights agreement specifying the number of shares to be registered, which request shall be deemed to be an exercise of a demand right under the terms of the registration rights agreement to which they are parties, such demand rights holders shall be deemed to be Demand Holders and the shares requested to be registered by such Demand Holders shall be deemed to be Registrable Shares, in each case, for purposes of Section 4(d), provided that such written request is received by the Company within 30 days of the giving of notice by the Company.

          (d) If, in the opinion of the managing underwriter, the inclusion in a registration statement to be filed under this Section of any shares other than the Registrable Shares requested to be registered under this Section by Demand Holders would adversely affect the marketing of such shares, then, in such event
(a) such other shares may be included
in such registration only if all of the Registrable Shares requested to be registered by Demand Holders hereunder are included, and (b) such other shares shall be subject to the provisions of Section 5 and the first sentence of
Section 4(c) as to priority of inclusion. If, in the opinion of the managing underwriter, the inclusion of the Registrable Shares requested to be registered under this Section by Demand Holders would adversely affect the marketing of such Registrable Shares, Registrable Shares to be sold by the Demand Holders shall be excluded in such manner that the Registrable Shares to be excluded shall first be the Registrable Shares of Demand Holders who are not affiliates (as defined in Rule 144 of the Securities Act) of the Company (the "Affiliate Holders") and whose Registrable Shares are then saleable under Rule 144(e) or Rule 144(k) under the Securities Act and then pro rata among them, and if further reduction is necessary, shall next be pro rata among the remaining Registrable Shares of the Demand Holders who are Affiliate Holders or whose Registrable Shares are not then saleable under Rule 144(e) or Rule 144(k) , provided, however, that, notwithstanding anything in this Agreement to the contrary, in respect of the first underwritten public offering following the date of this Agreement, no reduction shall reduce the number of shares which may be sold by requesting Holders to less than 25% of the shares to be sold in such offering.

     5. Incidental Registration.

     If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time the Company will give written notice to all Holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such Holder received by the Company within 30 days of the giving of any such notice by the Company to register any of such Holder's Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with such Holder's written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company or the requesting party therein or that such reduction is otherwise advisable, provided, however, that after any shares to be sold by holders that do not have contractual rights to have shares included in such registration have been excluded, shares to be sold by the Holders shall be excluded in such manner that the shares to be excluded shall first be the shares of selling Holders and other requesting holders who, in each case, are not Affiliate Holders and whose shares are then saleable under Rule 144(e) or Rule 144(k) under the Securities Act and then pro rata among them, and if further reduction is necessary, shall next be pro rata among the remaining shares of the selling Holders and other requesting holders who are Affiliate Holders or whose shares are not then saleable under Rule 144(e) or Rule 144(k), unless such registration is pursuant to the exercise of a demand right of another securityholder, in which event such securityholder shall be entitled to include all shares it desires to have so included before any shares of Restricted Stock or shares of any other holder are included therein and provided, however, that, notwithstanding anything in this Agreement to the contrary, in respect of the first underwritten public offering following the date of this Agreement, no reduction shall reduce the number of shares which may be sold by requesting Holders to less than 25% of the shares to be sold in such offering.

     6. Registration on Form S-3.

     If at any time prior to December 31, 2007 (i) a Holder or Holders of Registrable Shares request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Shares held by such requesting Holder or Holders, the reasonably anticipated aggregate price to the public of at least $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its reasonable best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Shares specified in such notice. Whenever the Company is required by this Section 6 to use its reasonable best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all Holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be up to five (5) registrations on Form S-3 which may be requested and obtained under this Section 6, and the Company shall not be obligated to register Registrable Shares pursuant to this Section 6 on more than one occasion per twelve (12) month period, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

     7. Registration Procedures.

     If and whenever the Company is required by the provisions of Section 4, 5 or 6 to use its reasonable best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock as provided herein, use its reasonable best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements, schedules and other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

          (j) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

     For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock included therein shall be deemed to extend until the first to occur of (i) each underwriter's completion of the distribution of all securities purchased by it, and (ii) one hundred and twenty
(120) days.

     In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Section 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     No Holder of shares of Restricted Stock included in a registration statement shall (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect unless (i) such extension would result in the Company's inability to use the financial statements in the registration statement as initially filed and (ii) such correction or update did not result from the Company's acts or failures to act.

     At the end of the period during which the Company is obligated to keep the registration statement current and effective as described above (and any extensions thereof required by the preceding sentence), the Holders of shares of Restricted Stock included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

     8. Expenses.

     All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

     The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     9. Indemnification and Contribution.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such seller, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) or in the prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such seller, any such underwriter or any such controlling person, if such seller, underwriter or controlling person was obligated under law to provide a copy of the Final Prospectus to the person or entity asserting the loss, liability, claim or damage and failed to do so after sufficient copies of the Final Prospectus were delivered by the Company to such seller, underwriter or controlling person in sufficient time to deliver the Final Prospectus within the period required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations.

          (b) To the extent permitted by law, in the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to
Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and will reimburse the Company and each such officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information pertaining to such seller furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company, any controlling person or any underwriter, if the Company, underwriter or controlling person was obligated under law to provide a copy of the Final Prospectus to the person or entity asserting the loss, liability, claim or damage and failed to do so within the period required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that in no event shall any indemnity by a seller under this
Section 9(b) exceed the gross proceeds from the offering received by such seller.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there are reasonable defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for Indemnification pursuant to this
Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     10. Changes in Common Stock or Series A Preferred Stock. If, and as often as, there is any change in the Common Stock or Series A Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or Series A Preferred Stock as so changed.

     11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Restricted Stock without registration.

     The Company shall not be required to effect a registration pursuant to
Section 4, 5 or 6 hereof for any Holder desiring to participate in such registration who (a) may then dispose of all of its shares of Restricted Stock pursuant to Rule 144 within the three-month period following such proposed registration; and (b) holds less than 1% of the outstanding capital stock of the Company (on a common stock-equivalent basis) at the time of such registration.

     12. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except to the extent the indemnification provisions herein may be deemed not enforceable.

          (c) The Company has not granted any registration rights, and no such registration rights exist, that conflict with the registrations rights set forth herein or contemplated hereby. All registration rights agreements relating to the capital stock of the

Company permit, or have been amended to permit, the transactions and rights set forth herein and contemplated hereby.

     13. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any of the shares of Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the Holders of shares of Restricted Stock shall only inure to the benefit of a transferee of shares of Restricted Stock if such transferee, in the Company's reasonable judgment, is not a competitor of the Company, and (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued to the direct or indirect transferor of such transferee by the Company or (ii) such transfer is made in connection with the distribution by a Holder to such Holders beneficial owners (including, without limitation, to partners of a general or limited partnership, shareholders of a corporation and beneficiaries of a trust) of securities of the Holder or to the partners or employees of the Holder, provided that at the Company's request, one person shall be designated by such transferees as their agent for purposes of their rights hereunder and the provision of a notice by the Company to such agent in accordance with the provisions hereof shall be deemed compliance with such provisions for all such beneficial owners, partners and employees, and following such request by the Company, the Company shall have no obligation under said provisions with respect to such transferees until it shall have been notified of the name and address of such agent.

          (b) Each Holder agrees that it will provide notice to the Company of any transfer or assignment of its rights or interests hereunder. Any failure by the Company to fulfill a covenant or obligation hereunder which is the direct result of a failure by a Holder to provide such notice shall not be deemed to be a breach of any covenant or obligation hereunder.

     Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto and their respective and permitted successors and assigns, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     Except as provided in Section 13(a) above, all notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by overnight courier, with a receipt obtained or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

                              If to the Company:
                              Jay Jacobs, Inc.
                              1530 Fifth Avenue
                              Seattle, WA 98101
                              Attn:  Chief Executive Officer

                              If to an Investor: To such Investor at the address of such Investor set forth in Schedule A to the Purchase Agreement

     All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

          (c) This Agreement shall be governed and construed in accordance with the law of the Sate of Washington, without giving effect to the conflict of laws principles thereof.

          (d) This Agreement may be amended or modified, and any provision hereof may be waived in whole or in part, but only by the written consent of the Company and the holders of a majority of the aggregate number of outstanding shares of Restricted Stock held of record by the Holders or their permitted successors and assigns. This Agreement may be terminated by written agreement of the Company and the holders of at least a majority of the aggregate number of outstanding shares of Restricted Stock held of record by the Holders or their permitted successors and assigns.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Except as otherwise expressly provided herein, the obligations of the Company to register shares of Restricted Stock under Section 4, 5 or 6 as provided herein shall terminate on December 31, 2007.

          (g) If requested by the underwriter or underwriters for an underwritten public offering of securities of the Company which offering is by the Company, each Holder of Restricted Stock who is a party to this Agreement (including, without limitation, a successor or permitted assignee of a party) shall agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Restricted Stock or any other shares of Common Stock (other than shares being registered in such offering), without the consent of such underwriter or underwriters, for a period of not more than 90 days following the effective date of the registration statement relating to such offering (unless in any event such underwriter or underwriters shall, based on then current market conditions, agree to a shorter period), provided, with respect to each such offering, that all persons entitled to registration rights in such offering who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers of the Company shall also have agreed to be bound by provisions pertaining to the sale of their shares of Common Stock following such offering which provisions are substantially similar to the provisions binding upon the Holders of Restricted Stock obligated under this Agreement with respect to the sale of their shares following such offering.

          (h) The Company shall be permitted to require any Holders requesting registration under Section 4, 5 or 6 to delay any request for registration or to cease sales under any effective registration statement if the Company is then contemplating a transaction that could reasonably be expected to be adversely affected or the Company would be required to make public disclosure of information, the disclosure of which at such time could reasonably be expected to cause a material adverse effect upon the Company's business.

     In addition, if at the time of any request to register Registrable Shares pursuant to Section 4 or Section 6 hereof, the Company is engaged or has fixed plans to engage within ninety (90) days of the time of the request in a registered public offering as to which such Holders may include Registrable Shares pursuant to Section 5 hereof, then the Company may at its option direct that such request be delayed.

          (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.

          (j) The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     14. Entire Agreement.

     This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings related to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as a sealed instrument as of the day and year first written above.

THE COMPANY:                       INVESTORS:

JAY JACOBS, INC.                   CAHILL, WARNOCK STRATEGIC
                                     PARTNERS FUND, L.P.

                                   By:  Cahill, Warnock Strategic Partners, L.P.


By: /s/ REX LOREN STEFFEY          By: /s/
   ----------------------------      ------------------------------------------
     Title:  President and CEO          Title:  General Partner



                                   STRATEGIC ASSOCIATES, L.P.

                                   By:  Cahill, Warnock & Company, LLC


                                   By: /s/
                                      -----------------------------------------
                                   Title:  Managing Member

                                   T. ROWE PRICE RECOVERY FUND II, L.P.

                                   By: T. Rowe Price Recovery Fund II
                                       Associates, LLC


                                   By: /s/
                                      -----------------------------------------
                                        Title: Managing Director


                                   /s/ MICHAEL D. SULLIVAN
                                   --------------------------------------------
                                   MICHAEL D. SULLIVAN

SCHEDULE A

                                    INVESTORS


Cahill, Warnock Strategic Partners Fund, L.P.
10 North Calvert Street
Suite 735
Baltimore, Maryland 21202
Attn:  Mr. Edward L. Cahill

Strategic Associates, L.P.
10 North Calvert Street
Suite 735
Baltimore, Maryland 21202
Attn:  Mr. Edward L. Cahill

T. Rowe Price Associates
100 East Pratt Street
Seventh Floor
Baltimore, MD 21202
Attn: Mr. Kim Golden

Michael D. Sullivan
9101G Yellow Brick Rd.
Rosedale, MD 21237

                                    Exhibit C

STATE OF WASHINGTON                     ARTICLES OF AMENDMENT
SECRETARY OF STATE                      WASHINGTON
Ralph Munro, Secretary of State         PROFIT CORPORATION
                                        (Per Chapter 23B.10 RCW)

Please PRINT or TYPE in black ink       FEE:  $30
Sign, date and return original          EXPEDITED (24-HOUR) SERVICE AVAILABLE -
AND ONE COPY to:
                                        $20 PER ENTITY INCLUDE FEE AND WRITE
CORPORATIONS DIVISION                   "EXPEDITE" IN BOLD LETTERS ON OUTSIDE OF
505 E. UNION . PO BOX 40234             ENVELOPE
OLYMPIA, WA 98504-0234

BE SURE TO INCLUDE FILING FEE.  Checks  FOR OFFICE USE ONLY
should be made payable to "Secretary    FILED:  12/03/97
of State.

IMPORTANT:  Person to contact about     Daytime Phone Number (with area code)
this filing James Vandeberg             (206) 464-0404



                     AMENDMENT TO ARTICLES OF INCORPORATION

NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) Jay Jacobs, Inc.

UBI NUMBER        CORPORATION NUMBER     AMENDMENTS TO ARTICLES OF INCORPORATION
                  (if known)             WERE ADOPTED ON
578 042 302       2145 8112              Date:  December 2, 1997

EFFECTIVE DATE OF
ARTICLES OF AMENDMENT           X  Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY  (Please check ONE of the following)

         Incorporators.  Shareholders action was not required
     X   Board of Directors.  Shareholders action was not required
         Duly approved shareholders action in accordance with Chapter 23B.10 RCW


AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
     If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.

     Pursuant to RCW 23B.06.020, Jay Jacobs, Inc., a Washington Corporation, hereby states that the Statement of Rights and Preferences of Series A Preferred Stock and Series B Preferred Stock, attached hereto as EXHIBIT A, was duly adopted by its Board of Directors on December 2, 1997.


SIGNATURE OF OFFICER
This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/                             REX LOREN STEFFEY   PRES.          12/2/97
Signature of Officer            Printed Name                       Date


INFORMATION AND ASSISTANCE - 360/753-7115 (TDD - 360-753-1435)

                                    EXHIBIT A

                       Statement of Rights and Preferences
                                       of
              Series A Preferred Stock and Series B Preferred Stock
                                       of
                                Jay Jacobs, Inc.


1. Series A Stock. An aggregate of 46,000 shares of Preferred Stock are hereby designated as Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"). The rights, preferences, privileges and limitations granted to and imposed on the Series A Preferred Stock are as set forth below:

          1.1 Cumulative Dividends. Dividends on the Series A Preferred Stock shall be cumulative and shall cumulate and accrue on a daily basis, without interest, at the rate of $5.00 per share per annum commencing December 3, 1997 and until December 31, 2002. Thereafter, dividends on the Series A Preferred Stock shall cumulate and accrue on a daily basis, without interest, at the rate of $20.00 per share per annum. The cumulation and accrual of dividends on the Series A Preferred Stock shall occur regardless of whether or not the Corporation shall have funds legally available for the payment of dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for such purpose, cumulative dividends at the rates specified above and no more.

     In no event, as long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon any Series B Preferred Stock unless, prior to or simultaneously with such declaration and payment, pro rata dividends have been or are declared and paid on all outstanding shares of Series A Preferred Stock so that the aggregate, cumulative dividends paid on the Series B Preferred Stock are not greater, on a pro rata basis, than the aggregate cumulative dividends paid on the Series A Preferred Stock.

     In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor (without the written consent of the holders of 80% of the outstanding shares of Series A Preferred Stock) shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance cumulative dividends accrued and unpaid on all outstanding shares of the Series A Preferred Stock for all past dividend periods shall have been paid in full and any arrearage in the redemption of the Series A Preferred Stock shall have been made good.

          1.2 Redemption.

               a. Right or Obligation to Redeem Series A Preferred Stock.

                    (a) At any time or from time to time the Corporation may redeem (in the manner and with the effect provided in this Section 1.2) all or any of the outstanding shares of Series A Preferred Stock at the redemption price of $105.00 per share, plus any accrued but unpaid dividends to the date fixed for redemption. Any redemption of less than all the outstanding shares of Series A Preferred Stock shall be made pro rata among all holders of Series A Preferred Stock according to the respective numbers of shares of Preferred Stock held by them.

                    (b) If a Restructuring Event (defined below) occurs, the Corporation shall, not later than 30 days prior to the effective date of such Restructuring Event, give notice thereof to the holders of Series A Preferred Stock and, in the event that within 20 days after receipt of such notice, any holder or holders of Series A Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its or their Series A Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in this Section 1.2) not later than the day prior to the effective date of such Restructuring Event, at the redemption price of $105.00 per share, plus any accrued but unpaid dividends to the date fixed for redemption. As used herein, a Restructuring Event consists of any of (i) the consolidation, merger or share exchange of the Corporation with or into any other corporation, other than a merger in which the Corporation is the surviving corporation and as a result of which the persons who owned, directly or indirectly, a majori ty of the Common Stock of the Corporation both as issued and on a fully diluted basis (giving effect to conversion of all outstanding securities convertible into Common Stock and the exercise of all outstanding options and warrants to purchase Common Stock) immediately prior to such merger continue to own, directly or indirectly, both as issued and on a fully diluted basis, in substantially the same proportions, a majority of such Common Stock immediately after such merger, or (ii) the sale of all or substantially all of the properties and assets of the Corporation as an entirety to any other person or persons, other than the sale of such properties and assets to a person or persons the majority, by voting power, of the capital stock of each of which, both as issued and on a fully diluted basis, is owned, directly or indirectly, by persons who owned, directly or indirectly, a majority of the Common Stock of the Corporation.

                    (c) If the Corporation shall consummate the sale or series of related sales for cash of equity securities the net proceeds to the Corporation from which (after deduction of discounts, commissions and other offering expenses) shall equal or exceed $5,000,000, the Corporation shall, not later than the date on which such net proceeds have been received by the Corporation, give notice thereof to the holders of Series A Preferred Stock and, in the event that within 20 days after receipt of such notice, any holder or holders of Series A Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its or their Series A Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in this Section 1.2) not later than the day prior to the effective date of such Restructuring Event, at the redemption price of $100.00 per share, plus any accrued but unpaid dividends to the date fixed for redemption.

                    (d) At any time on or after January 1, 2003, any holder or holders of Series A Preferred Stock may elect, by written notice to the Corporation, to have any or all of its or their Series A Preferred Stock redeemed, in which event the Corporation shall redeem the same (in the manner and with the effect provided in this Section 1.2) on such date, not later than 60 days following receipt of such notice, as the Corporation may determine by written notice to the holder or holders electing redemption, at the redemption price of $100.00 per share, plus any accrued but unpaid dividends to the date fixed for redemption.

                    (e) Any date on which the Corporation is required or elects to redeem Series A Preferred Stock hereunder is herein called a "Series A Redemption Date".

               b. Redemption Procedure. If notice of election to redeem shall have been duly given by any holder or holders of Series A Preferred Stock pursuant to paragraph (c) above or if the Corporation shall have duly given notice of redemption pursuant to paragraphs (a) or (b) above to holders of Series A Preferred Stock at their addresses as shown on the records of the Corporation, specifying the number of shares to be redeemed and the paragraph pursuant to which the redemption is to be made and if on or before such Series A Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Series A Redemption Date, such shares shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Series A Redemption Date, cease, except only the right of the holders thereof to receive the redemption price for such shares, plus any accrued but unpaid dividends to such Series A Redemption Date, without interest.

               c. Shares to Be Redeemed. In case of the redemption, for any reason, of only a part of the outstanding shares of Series A Preferred Stock required to be redeemed on a Series A Redemption Date, all shares of Series A Preferred Stock to be re deemed shall be selected pro rata, and there shall be redeemed from each registered holder a number of shares, as nearly as practicable to the nearest share, equal to the total number of shares of Series A Preferred Stock held of record by such holder multiplied by a fraction, of which the numerator shall be the aggregate number of shares of Series A Preferred Stock actually being redeemed on such Series A Redemption Date, and the denominator shall be the aggregate number of shares of Series A Preferred Stock required to be redeemed on such Series A Redemption Date.

               d. Redeemed or Otherwise Acquired Shares to Be Retired. Any shares of the Series A Preferred Stock redeemed pursuant to this Section 1.2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

          1.3 Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock, pari passu together with the holders of Series B Preferred Stock, shall be entitled before any distribution or payment is made upon any Common Stock, to be paid an amount equal to $100.00 per share, plus any accrued but unpaid dividends to the date of such payment, and the holders of the Series A Preferred Stock shall not be entitled to any further payment, such amounts being herein sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of Series A Preferred Stock and Series B Preferred Stock of the amount distributable to them as provided herein, then the entire assets of the Corporation legally permitted to be distributed shall be distributed ratably among the holders of Series A Preferred Stock, pari passu together with the holders of Series B Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series A Preferred Stock and Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section 1.3.

          1.4 Voting Rights. Each holder of Series A Preferred Stock shall be entitled to vote on such matters and in the manner provided herein and by law, and otherwise the Series A Preferred Stock shall be non voting.

               a. Each holder of Series A Preferred Stock shall be entitled to one vote for each share thereof held, voting as a single class and series separate from the Common Stock and from the Series B Preferred Stock, with respect to any of the following matters:

                    (a) the issuance of any class or series of securities of the Corporation having rights senior to or pari passu with the Series A Preferred Stock as to dividend or liquidation preference or as to redemption preference in the event that funds are not legally available to satisfy such redemption preference as to all classes of stock entitled to the benefit thereof, or the issuance of any other security convertible into or exchangeable for shares of such class or series;

                    (b) any transaction that, to the actual knowledge of the Corporation, following reasonable inquiry of its legal counsel, will result in a deemed dividend to the holders of the Series A Preferred Stock pursuant to section 305 of the Internal Revenue Code of 1986, as amended, or any rule or regulation adopted thereunder or any equivalent provision of federal law; or

               b. Except as otherwise provided by law and the Articles of Incorporation, as amended, the holders of Series A Preferred Stock shall not be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation.

          1.5 Restriction. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, as amended, and in addition to any other vote required by law, without the written consent of the holders of 80% of the outstanding Series A Preferred Stock, the Corporation will not amend, alter or repeal the Corporation's Articles of Incorporation (as amended) or Bylaws in any manner which adversely affects the rights or preferences of the Series A Preferred Stock.

          1.6 Preemptive Rights. No holder of the Series A Preferred Stock, as such, shall have any preemptive rights to subscribe for shares, obligations, warrants or other securities of this Corporation, of this or any other class or series, whether now or hereafter authorized, unless as may be otherwise agreed by this Corporation or be provided by the Board of Directors.

     2. Series B Stock. An aggregate of 25,000 shares of Preferred Stock are hereby designated as Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"). The rights, preferences, privileges and limitations granted to and imposed on the Series B Preferred Stock are as set forth below:

          2.1 Cumulative Dividends. Dividends on the Series B Preferred Stock shall be cumulative and shall cumulate and accrue on a daily basis, without interest, and, except as provided to the contrary in this Section 2.1, at the rate of $8.00 per share per annum commencing December 3, 1999 and until December 31, 2002. Thereafter, dividends on the Series B Preferred Stock shall cumulate and accrue on a daily basis, without interest, at the rate of $20.00 per share per annum. If a Restructuring Event occurs, (i) the Corporation shall, not later than 30 days prior to the effective date of such Restructuring Event, give notice thereof to the holders of Series B Preferred Stock, and (ii) from and after the effective date of such Restructuring Event, dividends on the Series B Preferred Stock shall cumulate and accrue on a daily basis, without interest, at the rate of $20.00 per share per annum. The cumulation and accrual of dividends on the Series B Preferred Stock shall occur regardless of whether or not the Corporation shall have funds legally available for the payment of dividends.

     In no event, so long as any Series B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor (without the written consent of the holders of 80% of the outstanding shares of Series B Preferred Stock) shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance cumulative dividends accrued and unpaid on all outstanding shares of the Series B Preferred Stock for all past dividend periods shall have been paid in full and any arrearage in the redemption of the Series B Preferred Stock shall have been made good.

          2.2 Redemption.

               a. Right or Obligation to Redeem Series B Preferred Stock.

                    (a) If on or before the date of any redemption pursuant to this Section 2.2a(b), all of the Series A Preferred Stock shall have been redeemed by the Corporation, the Corporation may, on January 1, 2003 or at any time or from time to time thereafter, subject to the conditions set forth in this Section 2.2a(a), upon not less than 30 days prior notice to each holder of Series B Preferred Stock, redeem (in the manner and with the effect provided in this Section 2.2) all or any of the outstanding shares of Series B Preferred Stock at the redemption price of $105.00 per share, plus any accrued but unpaid dividends to the date fixed for redemption. Any redemption of less than all the outstanding shares of Preferred Stock shall be made pro rata among all holders of Preferred Stock according to the respective numbers of shares of Preferred Stock held by them. As a condition to any redemption pursuant to this Section 2.2a(b), the Company shall obtain the written consent of the holders of not less than a majority of the Series B Preferred Stock then outstanding.

                    (b) Any date on which the Corporation elects to redeem Series B Preferred Stock hereunder is herein called a "Series B Redemption Date".

               b. Redemption Procedure. If the Corporation shall have duly given notice of redemption pursuant to paragraph a(a) above to holders of Series B Preferred Stock at their addresses as shown on the records of the Corporation, specifying the number of shares to be redeemed and if on or before such Series B Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, and with respect to all shares of Series B Preferred Stock that have not been the subject of a valid conversion notice, then, notwithstanding that any certificate for shares of Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Series B Redemption Date, such shares shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Series B Redemption Date, cease, except only the right of the holders thereof to receive the redemption price for such shares, plus any accrued but unpaid dividends to such Series B Redemption Date, without interest.

               c. Shares to Be Redeemed. In case of the redemption, for any reason, of only a part of the outstanding shares of Series B Preferred Stock required to be redeemed on a Series B Redemption Date, all shares of Series B Preferred Stock to be re deemed shall be selected pro rata, and there shall be redeemed from each registered holder a number of shares, as nearly as practicable to the nearest share, equal to the total number of shares of Series B Preferred Stock held of record by such holder multiplied by a fraction, of which the numerator shall be the aggregate number of shares of Series B Preferred Stock actually being redeemed on such Series B Redemption Date, and the denominator shall be the aggregate number of shares of Series B Preferred Stock required to be redeemed on such Series B Redemption Date.

               d. Redeemed or Otherwise Acquired Shares to Be Retired. Any shares of the Series B Preferred Stock redeemed pursuant to this Section 2.2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

          2.3 Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock, pari passu together with holders of Series A Preferred Stock, shall be entitled before any distribution or payment is made upon any Common Stock, to be paid an amount equal to $100.00 per share, plus any accrued but unpaid dividends to the date of such payment, and the holders of the Series B Preferred Stock shall not be entitled to any further payment, such amounts being herein sometimes referred to as the "Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of Series A Preferred Stock and Series B Preferred Stock of the amount distributable to them as provided herein, then the entire assets of the Corporation legally permitted to be distributed shall be distributed ratably among the holders of Series A Preferred Stock, pari passu together with the holders of Series B Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series A Preferred Stock and Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section 2.3.

          2.4 Voting Rights.

               a. Voting in the Election of Directors; Constitution of Committees of the Board of Directors. While any shares of Series B Preferred Stock are outstanding, the Board of Directors of the Corporation shall consist of seven director positions all of which are to be elected by the Series B Preferred Stock and the Common Stock, voting together as a single class, provided, however, that at any time at which the Series B Preferred Stock constitutes less than a majority, by voting power, of the stock entitled to vote in the election of directors of the Corporation, then (i) the Series B Preferred Stock, voting as a separate class, shall be entitled to elect not less than three directors and the remaining four directors shall be elected by the Series B Preferred Stock and the Common Stock, voting as a single class, and (ii) not less than two directors elected by the Series B Preferred Stock and the Common Stock, voting as a single class, shall be non-employee directors reasonably satisfactory to the holders of the Series B Preferred Stock. Any director may be removed and/or replaced, without prior notice, by, and only by, a vote or consent of the voting constituency that elected or appointed such director. While any shares of Series B Preferred Stock are outstanding, no committee of the Board of directors shall be formed unless a majority of such committee consists of directors approved by the directors elected or appointed by the holders of the Series B Preferred Stock, voting as a separate class.

               b. Voting, Generally. Except as otherwise provided by law and the Articles of Incorporation, as amended, the holders of Series B Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corpo ration and to vote, together with the holders of Common Stock and Series B Preferred Stock as a single class, on any matter submitted to the stockholders for a vote.

               c. Number of Votes . In any vote on which the Common Stock and the Series B Preferred Stock vote as a single class, the holders of Series B Preferred Stock shall have one vote for each full share of Common Stock into which their shares of Series B Preferred Stock are convertible on the record date for the vote, and (ii) the holders of Common Stock shall have one vote per share.

          2.5 Restrictions. At any time when shares of Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, as amended, and in addition to any other vote required by law:

               a. The Corporation will not, without the written consent of a majority of the then outstanding Series B Preferred Stock, create or authorize the creation of any additional class or series of capital stock of the Corporation, or increase the authorized amount of the Series A Preferred Stock, or increase the authorized amount of any additional class or series of capital stock of the Corporation, or create or authorize any obligations or securities convertible into shares of Series A Preferred Stock or any other class of capital stock unless the same ranks junior to the Series B Preferred Stock both as to dividends and as to the distribution of assets on liquidation, whether any such creation or authorization or increase shall be by means of amendment of the Articles of Incorporation (as amended), merger, consolidation or otherwise.

               b. The Corporation will not, without the written consent of the holders of 80% of the outstanding Series B Preferred Stock (i) increase the authorized amount of the Series B Preferred Stock or create or authorize any obligations or securities convertible into shares of Series B Preferred Stock, or (ii) amend, alter or repeal the Corporation's Articles of Incorporation (as amended) or Bylaws in any manner which adversely affects the rights or preferences of the Series B Preferred Stock.

          2.6 Preemptive Rights. No holder of the Series B Preferred Stock, as such, shall have any preemptive rights to subscribe for shares, obligations, warrants or other securities of this Corporation, of this or any other class or series, whether now or hereafter authorized, unless as may be otherwise agreed by this Corporation or be provided by the Board of Directors.

          2.7 Conversion.

               a. Right to Convert.

                    (a) Subject to the terms and conditions of this Section 2.7, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series B Preferred Stock), into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by $100.00, and dividing the result by the conversion price of $0.04414 per share or by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Series B Conversion Price"). The rights of conversion contained in this Section 2.7 shall be exercised by the holder of shares of Series B Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series B Preferred Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                    (b) In the event that the Corporation shall consummate an underwritten public offering involving the sale by the Corporation of shares of Common Stock (A) at an initial public offering price per share such that the value of the Common Stock issuable on conversion of the Series B Preferred Stock has a value (based on such initial public offering price) representing an annualized rate of return of 30% on the original purchase price of the Series B Preferred Stock, and (B) in which the aggregate net proceeds to the Corporation (after deduction of underwriting discounts and commissions and expenses to the offering) are at least $25,000,000 (a "Qualified Public Offering"), all outstanding shares of Series B Preferred Stock shall automatically be converted, without any action (including without limitation the surrender of certificates therefor) on the part of the holder thereof into fully paid and nonassessable shares of Common Stock at the Series B Conversion Price then in effect.

                    (c) Upon any conversion of Series B Preferred Stock, all accrued and unpaid dividends thereon shall become immediately due and payable, provided, however, that, any holder of Series B Preferred Stock may elect to convert any or all such accrued and unpaid dividends to Common Stock at the Series B Conversion Price then in effect.

               b. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 2.7a(a) and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, or upon consummation of the Qualified Public Offering), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Series B Conversion Price shall be determined, as of the close of business on (i) in the case of a conversion pursuant to Section 2.7a(a), the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid or, (ii) in the case of a conversion pursuant to Section 2.7a(b), the date of consummation of such public offering, and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               c. Fractional Shares; Dividends; Partial Conversion. No fractional shares may be issued upon conversion of the Series B Preferred Stock into Common Stock, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 2.7a exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this Section 2.7c, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

               d. Adjustment of Price Upon Issuance of Common Stock. Except as provided in Section 2.7(e) hereof, if and whenever the Corporation shall issue or sell, or is, in accordance with Sections 2.7d(a) through 2.7d(f), deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series B Conversion Price shall be determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock) multiplied by the then existing Series B Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock).

     No adjustment of the Series B Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with the adjustments so carried forward shall amount to $.01 per share or more.

     For purposes of this Section 2.7d, the following Sections 2.7d(a) to 2.7d(f) shall also be applicable:

                    (a) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the pur chase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which

     Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Op tions, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 2.7d(c), no adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (b) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 2.7d(c) below, no adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Series B Conversion

     Price have been or are to be made pursuant to other provisions of this
     Section 2.7d no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

                    (c) Change in Option Price or Conversion Rate. If (A) the purchase price provided for in any Option referred to in Section 2.7d(a),
     (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 2.7d(a) or 2.7d(b) or (C) the rate at which any Convertible Securities referred to in
     Section 2.7d(a) or 2.7d(b) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Series B Conversion Price in effect at the time of such event shall, as re quired, forthwith be readjusted to such Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series B Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Section 2.7d(a) or the rate at which any Convertible Securities referred to in Section 2.7d(a) or 2.7d(b) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Series B Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series B Conversion Price then in effect hereunder is thereby reduced.

                    (d) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series B Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in
     Section 2.7f hereof.

                    (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration.

                    (f) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock shall in fact have been issued or sold.

               e. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B Conversion Price upon the occurrence of any of the following events: (i) the issuance of Common Stock upon conversion of outstanding shares of Series B Preferred Stock, and (ii) the issuance by the Corporation of options pursuant to stock option plans adopted by the Corporation to persons eligible to participate in such stock option plans.

               f. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               g. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least 80% of the outstanding shares of Series B Preferred Stock) shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares or shares of the Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Series B Conversion Price) shall thereafter be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, consolidation, merger or sale, of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such reorganization, reclassification, consolidation, merger or sale if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such reorganization, reclassification, consolidation, merger or sale). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation is issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series B Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least 80% of the shares of Series B Preferred Stock at the time outstanding), executed and mailed or delivered to each holder of shares of Series B Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

               h. Notice of Adjustment. Upon any change or adjustment of the Series B Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series B Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               i. Other Notices. In case at any time:

                    (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                    (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (c) there shall be any capital reorganization or reclassifi cation of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation;

                    (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                    (e) the Corporation shall take any action or there shall be any event which would result in an automatic conversion of the Series B Preferred Stock pursuant to Section 2.7a(b);

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place, and (c) in the case of any event which would result in an automatic conversion of the Series B Preferred Stock pursuant to
Section 2.7a (b), at least 20 days' prior written notice of the date on which the same is expected to be completed. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common
Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               j. Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Series B Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Series B Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation.

               k. No Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

               l. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

               m. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock.

               n. Definition of Common Stock. The shares of Common Stock receivable upon conversion of shares of the Series B Preferred Stock, shall include only shares designated as Common Stock of the Corporation on December 3, 1997, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 2.7g.

                                    Exhibit D

                                    EXHIBIT D

                    [Vandeberg Johnson & Gandara Letterhead]

                                December 3, 1997






The Purchasers Listed
on Exhibit A hereto

     RE:  JAY JACOBS, INC.

Gentlemen and Ladies:

     We have acted as counsel for Jay Jacobs, Inc., a Washington corporation (the "Company"), in connection with the issuance and sale by the Company of 46,000 shares of Series A Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Shares"), and 25,000 shares of Series B Preferred Stock, $.1 par value, of the Company (the "Series B Preferred Shares", and together with the Series A Preferred Shares, the "Preferred Shares"), pursuant to the Preferred Stock Purchase Agreement, dated as of December 3, 1997 (the "Preferred Stock Purchase Agreement"), among the Company, Cahill, Warnock & Company, LLC, and the other Purchasers. This opinion is delivered to you pursuant to Section
6.3 of the Preferred Stock Purchase Agreement. Capitalized terms not otherwise defined in this opinion shall have the meanings given to them in the Preferred Stock Purchase Agreement.

     In rendering this opinion, we have reviewed the Preferred Stock Purchase Agreement, the Registration Rights Agreement dated as of December 3, 1997 between the Company and the Purchasers (the "Registration Rights Agreement") and the Articles of Amendment of the Restated Articles of Incorporation which sets forth the Statement of Rights and Preferences relating to the Preferred Stock (the "Articles of Amendment"). The Preferred Stock Purchase Agreement, the Registration Rights Agreement and the Articles of Amendment are hereinafter referred to as the "Transaction Documents." We also have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of the opinions set forth herein, and we have relied as to certain factual matters on certain representations of officers of the Company and certificates from public officials.

     Based on the foregoing and subject to the qualifications and limitations contained herein, we are of the opinion that:

     (a) The Company and J.J. Distribution Company (the "Subsidiary") are corporations that have been duly incorporated and are validly existing under the laws of the State of Washington. The Subsidiary is wholly-owned by the Company.

     (b) Each of the Company and the Subsidiary has all requisite corporate power and corporate authority to own its properties and carry on the business in which it is now engaged and the Company has all requisite corporate power and corporate authority to deliver and to perform its obligations under the Transaction Documents. The execution, delivery, and performance of the Transaction Documents have been duly authorized by all requisite corporate action of the Company and the Transaction Documents have been duly and validly executed and delivered by the Company.

     (c) The Transaction Documents are legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     (d) The Articles of Amendment in the same form filed with the Secretary of State of the State of Washington has been duly adopted by all requisite corporate action by the Company as an amendment to the Restated Articles of Incorporation of the Company and has been filed with the office of the Secretary of State of the State of Washington.

     (e) The issuance, sale, and delivery of the Preferred Stock have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with the terms of the Preferred Stock Purchase Agreement, and on receipt of the consideration therefor pursuant to the Preferred Stock Purchase Agreement, the Preferred Stock will be validly issued, fully paid, and nonassessable. The Common Shares have been duly authorized and, when issued in accordance with the Transaction Documents and the Articles of Amendment, will be validly issued, fully paid, and nonassessable.

     (f) As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, $.01 par value, of which 6,213,837 shares are validly issued and outstanding, fully paid and non-assessable and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, of which none are issued and outstanding and of which 46,000 shares have been designated as "Series A

          Preferred Stock" and 25,000 shares have been designated as "Series B Preferred Stock", none of which have been issued except as contemplated by the Preferred Stock Purchase Agreement. To our knowledge, the Company does not have outstanding any securities (or obligations to issue any securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in Schedule 4.2 to the Preferred Stock Purchase Agreement. The outstanding shares of Common Stock and outstanding options, warrants, and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants and other securities has been issued in violation of any statutory or, to our knowledge, any other preemptive rights of any securityholder of the Company, and to our knowledge no holder of any of the Company's securities has any rights, "demand," 4 piggyback" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement required to be filed pursuant to the Registration Rights Agreement except as set forth in Schedule 4.13 to the Preferred Stock Purchase Agreement. Their are no statutory or, to our knowledge, other preemptive rights of any shareholder of the Company, as such, to acquire the Preferred Stock. The Common Stock is traded on the Over the Counter Electronic Bulletin Board, and, to our knowledge no suspension of trading in the Common Stock is in effect or threatened.


     (g) The Preferred Stock may be issued to you pursuant to the Preferred Stock Purchase Agreement and the Common Shares may be issued to you upon conversion of the Preferred Stock without registration under the 1933 Act.

     (h) No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained or made by the Company for the issuance and sale of the Preferred Stock as contemplated by the Transaction Documents or the issuance of the Common Shares on conversion of the Preferred Stock, except such as have been obtained or made and other than such as may be required under the securities or "blue sky" laws of certain jurisdictions (as to which we express no opinion).

     (i) Except as disclosed and explained in Schedule 4.7 to the Preferred Stock Purchase Agreement, to our knowledge there is no action, suit or proceeding before or by any court, public board or body or governmental agency pending or threatened against or affecting the Company and, to our knowledge, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against or affecting the Company, in any such case wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect. None of the matters disclosed in
          Schedule 4.7 to the Preferred Stock Purchase Agreement questions the validity of any of the Transaction Documents or any action taken or to be taken pursuant thereto or would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations thereunder.

     (j) To our knowledge, the Company has timely filed with the SEC all forms, reports and other documents required to be filed with the SEC under the 1934 Act since December 1995, and all of such forms, reports, and other documents complied as to form, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

     (k) To our knowledge, the Company is not in default with respect to any order, writ, injunction or decree of any court, or under any law, rule, statute, regulation, or demand of any governmental authority.

     (1) To our knowledge, except for defaults to be cured pursuant to the Preferred Stock Purchase Agreement, neither the Company nor any third party is in default under or with respect to any contract, agreement, lease, or other instrument to which the Company is a party, which default, individually or collectively with all other such defaults, would have a Material Adverse Effect.

     (m) Assuming that the effectiveness of the Order Re-Opening Case, Modifying Treatment of Class 3 (General Unsecured) Claims Under Plan, and Re-Closing Case entered by the U.S. Bankruptcy Court for the Western District of Washington at Seattle on December 1, 1997 is not stayed or reversed on appeal, upon the distribution by the Company to the Class 3 Creditors of the Creditors' Shares and Creditors' Cash Payment, the Company will have satisfied all of its obligations to Class 3 Creditors under the Plan of Reorganization.

                                 QUALIFICATIONS

     The opinions expressed herein are subject to and limited by the following qualifications, assumptions and exclusions:

     SPECIFIED LAWS. The opinions as to the enforceability of the Transaction Documents are subject to the qualification that the enforceability of those instruments may be limited or affected by (i) principles of equity which may limit the availability of equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights or the collection of debtors' obligations generally; (iii) the power of courts to award damages in lieu of granting equitable remedies; and
(iv) requirements that contracting parties act with reasonableness and good faith toward one another.

     GENERAL LAWS. The opinion as to the validity and enforceability of the Transaction Documents is further subject to the qualification that the validity and enforceability of certain of the remedial, waiver and other provisions of the Transaction Documents may be further limited by applicable laws, in addition to those described in subparagraph (a) above. However, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits intended to be conferred by the Transaction Documents, except for the economic consequences of any procedural delay which may result from such laws.

     ASSUMPTIONS. The opinions expressed herein are based upon the assumption that: (i) all signatures of all Persons (other than the Company) are genuine;
(ii) all documents submitted to us as originals are authentic; (iii) all documents submitted to us as copies are true and correct reproductions of the originals of such documents; (iv) in the case of the Transaction Documents, we have assumed the power, legal capacity and authority of each person or entity, except the Company, to execute, deliver and perform their respective obligations under such instrument and document, and that such instrument or document constitutes a valid and binding obligation of each such entity, enforceable against each such entity as appropriate, to the extent that such validity, binding effect and enforceability affects the opinions herein expressed; and (v) each individual executing and delivering any Document was, at the time of such execution and delivery, sui juris, and under no legal disability (we have no knowledge and have made no examination and express no opinion with respect to the effect of forgery, the legal capacity or competency of any natural person, alteration after delivery, or fraud, duress or undue influence). Further, we have relied upon, and assumed the accuracy of, the representations and other statements of fact contained in the Certificate of the President and Chief Executive Officer, as set forth pursuant to Section 6.8 of the Preferred Stock Purchase Agreement.

     REPRESENTATIONS AND WARRANTIES. No opinion is given or expressed, nor should any opinion be inferred or implied, as to: (i) the financial ability of any party to meet or satisfy their respective obligations under the Transaction Documents or any other documents or instruments identified in the Transaction Documents; (ii) the truthfulness, completeness or accuracy of any representations, warranties, documents, financial statements, statements in any of the Transaction Documents, or any documents, instruments or information furnished to any party in conjunction with the transactions contemplated by the Transaction Documents, except with respect to the opinions expressly set forth herein.

     KNOWLEDGE. The qualification of any opinion or statement herein by the use of the words "knowledge," "current actual knowledge, "to our knowledge" or "known to us," means that during the course of our general representation of the Company in connection with the

Transaction Documents, no fact or circumstance has come to the attention of the attorneys directly involved in such activities or transactions which give such attorneys actual knowledge of the existence of the facts so qualified. Furthermore, except as otherwise expressly set forth herein, we have not undertaken any investigation to determine the existence of any such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

     EXTRINSIC EVIDENCE. Under Washington law, the interpretation of any contract is based on the intent of the parties and evidence extrinsic to a contract may be introduced to ascertain the intent of the parties regardless of the presence or absence of ambiguity, and regardless of a statement by the parties that their written agreement constitutes an integrated expression of their agreement. This opinion is expressly qualified to the extent that determination of the intent of the parties based on evidence other than the words used in the Transaction Documents would lead to a result differing from our opinion.


                          SCOPE AND GENERAL STATEMENTS

     This opinion is provided for the purpose of complying with the requirements of the Transaction Documents and without our prior written consent may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever, other than reliance thereon by the Purchasers solely with respect to the Closing on the Closing Date of the transactions evidenced by the Transaction Documents. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

     We have acted as counsel for the Company in connection with the transactions relating to or in respect of the Transaction Documents. Nevertheless, factual matters or agreements pertaining to the Transaction Documents, entities, and the Company's businesses and properties may exist of which we have no knowledge or information. However, we have no current actual knowledge of any facts or circumstances which would make any opinion expressed herein incorrect or subject to question or require further investigation of any laws, facts or circumstances. Further, we hereby advise you that, in our capacity as counsel for the Company we are not handling or directing substantive legal attention to pending litigation, overtly threatened litigation or claims of violation by the Company of any applicable laws or regulations governing the activities of the Company which could have a material adverse consequence on the validity or enforceability of the Transaction Documents.

     We have relied upon, and the opinions expressed herein are subject to, the correctness of our understanding that the parties executing the Transaction Documents have no knowledge of any facts or circumstances which would make any opinion expressed herein incorrect, subject to question, or require further investigation of any laws, facts or circumstances. Qualification of the preceding sentence by the use of the word "knowledge" means that during the course of such parties' representation as described herein, no information has come to the attention of the attorneys involved in the transaction described herein which could give such attorneys actual knowledge of the existence of the documents or facts so qualified.

     Our opinions herein are limited to the matters expressly set forth in this opinion letter and are subject to the qualifications and limitations herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. This opinion is rendered as of the date hereof, and we expressly disclaim any responsibility for notifying you of any changes affecting this opinion that later come to our attention. This opinion is rendered solely for your information in connection with this transaction and may not be relied on by any other person for any purpose without our prior written consent, except for the opinions in paragraphs (e) and (g), which may be relied upon by Chase Mellon Bank as the Company's transfer agent and registrar.

     We are licensed to practice law only in the State of Washington, and we express no opinion with respect to the effect of any laws other than the laws of the State of Washington, the securities laws of the states in which the Purchasers have indicated they are resident, and the United States.

                                   Very truly yours,

                                   VANDEBERG JOHNSON & GANDARA



                                   James L. Vandeberg

JLV:dw

                                    Exhibit E

                              EMPLOYMENT AGREEMENT


     This Employment Agreement, dated as of December 5, 1997 (this "Agreement"), is entered into by and between Jay Jacobs, Inc., a Washington corporation ("Employer"), and Rex Loren Steffey ("Employee").

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, and with knowledge that each party intends to rely hereon, Employer and Employee hereby agree as follows:


1    Employment; Duties.

          1.1 Employment. Employer hereby employs Employee as President and Chief Executive Officer of Employer, and Employee accepts such employment, upon the terms and conditions of this Agreement.

          1.2 Duties. Employee shall hold the office of President and Chief Executive Officer of Employer and shall perform those duties customarily performed by a President and Chief Executive Officer of a corporation comparable to Employer. Employee shall report to the Board of Directors of Employer, which may, from time to time, prescribe such modifications or additions to Employee's duties as it may in good faith determine. During Employee's employment, Employee agrees to devote his best efforts, expertise and full attention and working time to the business and affairs of Employer. Employee's devotion of reasonable periods of time to personal purposes, outside business activities, or charitable activities shall not be deemed a breach of this Agreement, if such purposes or activities do not violate any other provision of this Agreement or materially interfere with the services Employee is required to render to or on behalf of Employer.


2    Term of Agreement.

     The term of this Agreement (the "Contract Term") shall begin on the date hereof and shall continue through the fifth anniversary of such date, unless such employment is earlier terminated as set forth below.


3    Compensation.

          3.1 Base Salary. For services rendered by Employee under this Agreement, Employer agrees to pay to Employee, and Employee agrees to accept, an annual base salary ("Base Salary") of $300,000 from the date hereof through the first full fiscal year of Employer completed during the Contract Term. Commencing with

Employer's second full fiscal year during the Contract Base Salary shall increase in proportion to the percentage increase in the Consumer Price Index ("CPI") between the date hereof and the commencement of such second fiscal year. Each year thereafter, Base Salary shall increase in proportion to the percentage increase in the CPI between the commencement of such year and the commencement of the prior fiscal year. Employer shall pay Employee's Base Salary in installments not less frequently than monthly, less all amounts required by law to be withheld, deducted or collected, in accordance with Employer's normal payroll policies for management-level employees, as such policies may be changed from time to time. For purposes of this Agreement, CPI shall be the Consumer Price Index (C.P.I.-U), Seattle-Tacoma, All Items Index (base year/1982-1984=100) as published by the United States Bureau of Labor Statistics.

          3.2 Bonus. Employee shall be eligible for an annual bonus ("Bonus") targeted at a maximum of 45% of Employee's Base Salary. Within 60 days of the date hereof and 30 days of each anniversary hereof during the Contract Term, Employee and the Compensation Committee of the Board of Directors of Employer shall agree on performance goals for the coming fiscal year on which Employee's bonus will be based, including (i) financial performance goals relating to Employer's business as a whole, and (ii) performance goals specific to the performance of Employee. Employer and Employee shall memorialize the agreed upon performance goals. In the event Employee and the Compensation Committee of the Board of Directors is unable to agree on performance goals within the specified time, a final determination of performance goals shall be decided by a vote of the full Board of Directors.

          3.3 Signing Incentive. As incentive for and in further consideration of Employee's execution of this Agreement, and in particular Employee's agreement to the covenants included in Section 5 hereof, and except as otherwise provided herein, Employer shall issue to Employee (i) a number of options ("Rollover Options") equal to, and with vesting dates identical to, existing Employer stock options issued to Employee; and (ii) additional options ("New Options") to purchase 1,083,522 shares of Employer's Common Stock. The Rollover Options and the New Options shall be granted under Employer's 1998 Stock Incentive Plan (the "Plan") dated December 3, 1997 and shall be subject to approval of the Plan by Employer's shareholders at the next annual meeting of the shareholders of Employer the ("Meeting"). Employee agrees that (i) all of Employee's existing options to purchase stock of Employer, whether vested or unvested, to the extent not exercised before the Meeting, and (ii) any Rollover Options issued under the Plan as provided in this Section 3.3 in respect of existing options exercised prior to the Meeting shall, upon approval of the Plan by the shareholders of Employer, be canceled. Options issued to Employee pursuant to this Section 3.3 shall be exercisable for $0.13 per share, subject to adjustment as provided in the Plan and the option agreements issued thereunder. New Options shall vest immediately upon approval of the Plan by Employer's shareholders. In the event of a termination of Employee's employment by Employer pursuant to Section 6.4 hereof, all options held by Employee at the time of such termination shall immediately vest.

          3.4 Fiscal 1998 Bonus. In recognition of Employee's service to Employer during fiscal year 1998, Employer agrees to pay Employee a cash bonus of $100,000 upon execution of this Agreement.


4    Benefits.

     Employer agrees to include Employee in any applicable benefit programs which Employer provides to management generally (the "Benefits"), including, without limitation, disability insurance coverage which will compensate Employee for not less than 60% of Employee's Base Salary at the time of such disability for a period not shorter than the remainder of the Contract Term. In no event shall benefits available to Employee be less than those available to Employee immediately prior to the date hereof.


5    Restrictive Covenants.

          5.1 Protected Information.

               5.1.1 Covenant. Either during or after expiration of the Contract Term, Employee shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity, or use in any manner, any Protected Information (as defined below), or cause any Protected Information to enter the public domain, except as may be required in the regular course of Employee's employment by Employer.

               5.1.2 Access to Protected Information. Employer has advised Employee and Employee has acknowledged that it is the policy of Employer to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to Employer. Employee acknowledges that he will acquire Protected Information with respect to Employer, which information is a valuable, special, and unique asset of Employer's business and operations, and that disclosure of such Protected Information would cause irreparable damage to Employer.

               5.1.3 Employee-Created Protected Information. Employee agrees to promptly disclose to Employer all Protected Information developed in whole or in part by Employee during his employment with Employer and which relates to Employer's business. Such Protected Information is, and shall remain, the exclusive property of Employer. All writings created during Employee's employment with Employer (excluding writings unrelated to Employer's business) are considered to be "works-for-hire" for the benefit of Employer, and Employer shall own all rights in such writings. Washington law requires the following notice to be given to Employee:

     This Agreement does not require Employee to assign to Employer any invention by Employee for which no equipment, supplies, facility or trade secret information of

     Employer was used and which was developed entirely on Employee's own time unless the invention related (i) directly to Employer's business, or (ii) to Employer's actual or demonstrably anticipated research or development, or (iii) the development results from any work performed by Employee for Employer.

               5.1.4 Return of Confidential Records. All forms of information and all physical property made or compiled by Employee prior to or during the Contract Term containing or relating in any way to Protected Information shall be Employer's exclusive property. All such materials and any copies thereof shall be held by Employee in trust solely for the benefit of Employer and shall be delivered to Employer upon expiration of the Contract Term, or at any other time upon Employer's request.

               5.1.5 Protected Information. "Protected Information" means trade secrets, confidential and propriety business information of Employer, any information of Employer other than information which has entered the public domain (unless Employee caused such information to enter the public domain), and all valuable and unique information, techniques, and strategies acquired, developed or used by Employer relating to its business, operations, employees, customers and suppliers, which give Employer a competitive advantage over those who do not know the information, techniques and strategies and which are protected by Employer from unauthorized disclosure, including but not limited to, product designs, store location analyses, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by Employer and its agents or employees.

          5.2 Non-Competition.

               5.2.1 Covenant. Employee agrees that, during the term of Employee's employment by Employer and for a period of two years after the termination of Employee's employment by Employer (whether by expiration of the Contract Term or otherwise), he will not (i) directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with, any Prohibited Business, as defined below, or (ii) make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business.

               5.2.2 Exceptions.

                    5.2.3.1 Nothing in this Section 5.2 shall restrict Employee from making any investment in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give Employee the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between Employee's duties hereunder and Employee's interest in such investment.

                    5.2.3.2 Anything in this Section 5.2 to the contrary notwithstanding, at any time after the termination of Employee's employment by Employer, Employee may engage in consulting activities in connection a Prohibited Business, provided that: (i) Employee's consulting activities shall at all times be project-specific and not of a general managerial nature; (ii) Employee shall not act as an officer or manager of any Prohibited Business; and
(iii) with respect to any single Prohibited Business or affiliated group of Prohibited Businesses, (a) Employee shall engage in such consulting activities for no more than ten hours each month, and (b) Employee shall not receive compensation in excess of $5,000 in any one month. This exception shall be null and void in the event of any breach of the terms of this Agreement by Employee.

               5.2.3 Prohibited Business. "Prohibited Business" means any entity that is engaged in the business of Fashion Retailing and whose activities or products are directly or indirectly competitive with those of Employer. For purposes of this Agreement "Fashion Retailing" shall mean the retail marketing and sales of men's and women's apparel and fashion accessories, including both casual and formal attire.

          5.3 Disclosure of Business Opportunities. Employee agrees promptly and fully to disclose to Employer, and not to divert to his own use or benefit or the use or benefit of others, any business opportunities involving any existing or prospective line of business, supplier, product or activity of Employer, or any business opportunities that otherwise should be afforded to Employer.

          5.4 Survival of Undertakings and Injunctive Relief.

               5.4.1 Survival. Except as otherwise specifically provided herein, the provisions of Sections 5.1, 5.2 and 5.3 shall survive the expiration of the Contract Term, irrespective of the reasons therefor. In the event of any such violation of Sections 5.1, 5.2 or 5.3, Employee further agrees that the time periods set forth in such sections shall be extended by the period of such violation.

               5.4.2 Injunctive Relief. Employee acknowledges and agrees that the restrictions imposed upon him by Sections 5.1, 5.2 and 5.3 and the purposes of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of Employer without unduly restricting Employee's future employment by others. Furthermore, Employee acknowledges that, in view of the Protected Information which Employee has or will acquire or has or will have access to, and in view of the necessity of the restrictions contained in Sections 5.1, 5.2 and 5.3, any violation of any provision of Sections 5.1, 5.2 and 5.3 hereof would cause irreparable injury to Employer with respect to the resulting disruption in its operations. By reason of the foregoing, Employee consents and agrees that if Employee violates any of the provisions of Sections 5.1, 5.2 or 5.3, Employer shall be entitled, in addition to any other remedies that it may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining Employee from committing or continuing any violation of such sections of this Agreement.

          5.5 References to Employer. All references to Employer in this Section 5 shall be deemed to include any subsidiary, parent, successor in interest, or other affiliate of Employer.


6    Termination.

          6.1 Termination of Employment. Employee's employment may be terminated at any time during the Contract Term by mutual agreement of the parties, or as otherwise provided in this Section 6.

          6.2 Termination for Cause. Employer may terminate Employee's employment without notice at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) Employee's continued failure or refusal to perform his duties and obligations under this Agreement following written notice from Employer specifying the factors or events constituting such failure or refusal; (ii) any material breach by Employee of any term or provision of this Agreement following written notice of such breach from Employer; (iii) any act or action of Employee during the Contract Term involving fraud, dishonesty or unethical conduct relating to Employer or Employer's business; (iv) Employee's use of alcohol or drugs in violation of Employer's then-current policy; (v) Employee's conviction of any felony; or (vi) Employee's inability to perform the essential functions of his position, with or without reasonable accommodation, by virtue of any physical or mental incapacity. Upon termination for Cause, Employee shall not be entitled to payment of any compensation other than Base Salary, Bonus and accrued benefits under this Agreement earned up to the date of such termination.

          6.3 Death. In the event of Employee's death while he is employed by Employer pursuant to this Agreement, Employer shall, in addition to paying to the estate of Employee any unpaid Base Salary and Bonus earned through the last day on which he performed services for Employer, pay to Employee's estate an amount equal to one year of Base Salary at the same intervals and in the same amounts as Employer's payments of Base Salary to Employee.

          6.4 Termination without Cause. Employer may terminate Employee's employment without notice at any time without Cause.

          6.5 Termination by Employee for Diminution of Duties. Employee may terminate his employment upon 30 days prior written notice to Employer for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the reduction by Employer of Employee's title or duties so that Employee no longer serves as President and Chief Executive Officer, reporting to the Board of Directors of Employer, and performing services and duties assigned to him by the Board of Directors; provided, however, that the exercise by the Board of Directors of the Employer of its authority with respect to the oversight and management of the Employer shall be conclusively deemed not to constitute Good Reason.

          6.6 Severance Obligations. In the event of any termination pursuant to Sections 6.4 or 6.5, Employee shall be entitled to receive from Employer an amount (the "Severance Amount") equal to the sum of two years' Base Salary. The Severance Amount shall be payable at the same intervals and in the same amounts as Employer's payments of Base Salary. In addition, Employer shall, to the extent permitted by law, continue for a period of two years to provide those Benefits to which Employee was entitled at the time of termination of Employee's employment. To the extent Employer is prevented from continuing Employee's Benefits, Employer shall pay Employee an amount sufficient to replace such Benefits. Any amount payable pursuant to this Section, together with any compensation pursuant to Section 3.1 that is payable for services rendered through the effective date of termination, shall constitute the sole obligation of Employer payable with respect to the termination of Employee as provided in this Section.

          6.7 Change of Control. In the event that (i) Employee is terminated without Cause within 60 days following a Change of Control Transaction, and (ii) within ten days of such termination Employee agrees in writing to waive any rights to any severance or other benefits to which Employee may otherwise be entitled under this Agreement, then Employee shall not be subject to the covenant not to compete set forth in Section 5.2. For purposes of this Agreement, a "Change of Control Transaction" shall mean any of the following:

               6.7.1 Mergers, Consolidations, Etc.. The completion of any merger or consolidation of the Company with any other organization if, immediately following the merger or consolidation, those persons or entities who were shareholders of the Company immediately before the transaction control less that 50% of the voting power in the surviving organization.

               6.7.2 Sale of Stock. The sale or other transfer of the outstanding shares of stock of the Company in one transaction or a series of related transactions with the result that, immediately after the transaction(s), those persons or entities who were shareholders of the Company immediately before the transaction(s) control less than 50% of the voting power in the Company or in the entity purchasing the Company's shares; provided, however, that a Change of Control shall be deemed not to have occurred if the reduction in voting power is attributable to a public or private offering of the Employer's securities wherein no single investor or group of affiliated investors acquires sufficient voting power to control the Board of Directors of Employer.

               6.7.3 Sale of Assets. The sale or other disposition by the Company of all or substantially all of its assets if followed as soon as is practicable by the liquidation and dissolution of the Company.

          6.8 Right of Offset. In the event that, following the termination of Employee's employment by Employer for any reason, Employee becomes engaged with another business in any capacity, 100% of compensation of any kind (including deferred compensation and compensation assigned to an entity or individual other than Employee) received from or earned with respect to such other business during the Contract Term or any survival period, shall be subtracted from any amounts paid to Employee pursuant to Section

6.6. In the event of any violation by Employee of any provision of Sections 5.1,
5.2 and 5.3, Employer may subtract Employer's damages from any amounts paid to Employee pursuant to Section 6.6.


7    Board Representation.

     Concurrent with and as a condition precedent to the execution of this Agreement, Employee shall have entered into a voting agreement with certain shareholders of Employer relating to Employee's election to the Board of Directors of Employer during the Contract Term.


8    Miscellaneous.

          8.1 Assignment, Successors. Employer may freely assign its rights and obligations under this Agreement to a successor of Employer's business, without the prior written consent of Employee. This Agreement shall be binding upon and inure to the benefit of Employee and Employee's estate and Employer and any assignee of or successor to Employer.

          8.2 Severability. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction for any reason whatsoever, then (i) the remaining terms and provisions of this Agreement shall remain in full force and effect, and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable but that, subject to the requirement of validity and enforceability, comes as close and possible to expressing the intention of the invalid or unenforceable term or provision.

          8.3 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by Employer and Employee. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

          8.4 Notices. All notices and other communications hereunder shall be in writing and either hand delivered or delivered by overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Employer:     JAY JACOBS, INC.
                              1530 Fifth Avenue
                              Seattle, WA 98101
                              Attn: Board of Directors/Compensation Committee

          If to Employee:     Rex Loren Steffey
                              c/o Jay Jacobs, Inc.
                              1530 Fifth Avenue
                              Seattle, WA 98101

Any party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

          8.5 Applicable Law; Venue. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Washington, without regard to its choice of law principles. The exclusive venue for any action or proceeding to interpret or enforce this Agreement shall lie with the Superior Court of King County, Washington.

          8.6 Arbitration; Attorneys' Fees. Any dispute arising under this Agreement shall be settled exclusively by arbitration under the Northwest Region Expedited Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties agree that the arbitration shall be at the location of the Company's principal office or at such other place as is mutually agreed. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Nevertheless, the parties hereby agree that a restraining order and/or an injunction may issue against a violation of this Agreement. If any party is successful in any arbitration, suit, or proceeding brought or instituted by it to enforce this Agreement or on account of any damages sustained by it by reason of the violation by another party of this Agreement, the prevailing party shall be paid its reasonable attorneys' fees by the nonprevailing party.

          8.7 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises, and representations regarding employment by Employer and severance or other payments contingent upon termination of employment.

          8.8 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          8.9 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in this Agreement.

              REX LOREN STEFFEY EMPLOYMENT AGREEMENT SIGNATURE PAGE


     Executed as of the date first written above.

Employee                                Employer

                                        JAY JACOBS, INC.


/s/ REX LOREN STEFFEY
-----------------------------------     By: /s/ WILLIAM L. LAWRENCE, JR.
Rex Loren Steffey                          ------------------------------------
                                             Name:  William L. Lawrence, Jr.
                                             Title:  Vice President and CFO

                                    Exhibit F

                              EMPLOYMENT AGREEMENT


     This Employment Agreement, dated as of December 5, 1997 (this "Agreement"), is entered into by and between Jay Jacobs, Inc., a Washington corporation ("Employer"), and William L. Lawrence, Jr. ("Employee").

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, and with knowledge that each party intends to rely hereon, Employer and Employee hereby agree as follows:


1    Employment; Duties.

          1.1 Employment. Employer hereby employs Employee as Executive Vice President and Chief Financial Officer of Employer, and Employee accepts such employment, upon the terms and conditions of this Agreement.

          1.2 Duties. Employee shall hold the office of Executive Vice President and Chief Financial Officer of Employer and shall perform those duties customarily performed by an Executive Vice President and Chief Financial Officer of a corporation comparable to Employer. Employee shall report to the President, Chief Executive Officer and to the Board of Directors of Employer, which may, from time to time, prescribe such modifications or additions to Employee's duties as it may in good faith determine. During Employee's employment, Employee agrees to devote his best efforts, expertise and full attention and working time to the business and affairs of Employer. Employee's devotion of reasonable periods of time to personal purposes, outside business activities, or charitable activities shall not be deemed a breach of this Agreement, if such purposes or activities do not violate any other provision of this Agreement or materially interfere with the services Employee is required to render to or on behalf of Employer.


2    Term of Agreement.

     The term of this Agreement (the "Contract Term") shall begin on the date hereof and shall continue through the fifth anniversary of such date, unless such employment is earlier terminated as set forth below.


3    Compensation.

          3.1 Base Salary. For services rendered by Employee under this Agreement, Employer agrees to pay to Employee, and Employee agrees to accept, an annual base salary ("Base Salary") of $175,000 from the date hereof through the first full fiscal year of Employer completed during the Contract Term. Commencing with

Employer's second full fiscal year during the Contract Base Salary shall increase in proportion to the percentage increase in the Consumer Price Index ("CPI") between the date hereof and the commencement of such second fiscal year. Each year thereafter, Base Salary shall increase in proportion to the percentage increase in the CPI between the commencement of such year and the commencement of the prior fiscal year. Employer shall pay Employee's Base Salary in installments not less frequently than monthly, less all amounts required by law to be withheld, deducted or collected, in accordance with Employer's normal payroll policies for management-level employees, as such policies may be changed from time to time. For purposes of this Agreement, CPI shall be the Consumer Price Index (C.P.I.-U), Seattle-Tacoma, All Items Index (base year/1982-1984=100) as published by the United States Bureau of Labor Statistics.

          3.2 Bonus. Employee shall be eligible for an annual bonus ("Bonus") targeted at a maximum of 45% of Employee's Base Salary. Within 60 days of the date hereof and 30 days of each anniversary hereof during the Contract Term, Employee and the Compensation Committee of the Board of Directors of Employer shall agree on performance goals for the coming fiscal year on which Employee's bonus will be based, including (i) financial performance goals relating to Employer's business as a whole, and (ii) performance goals specific to the performance of Employee. Employer and Employee shall memorialize the agreed upon performance goals. In the event Employee and the Compensation Committee of the Board of Directors is unable to agree on performance goals within the specified time, a final determination of performance goals shall be decided by a vote of the full Board of Directors.

          3.3 Signing Incentive. As incentive for and in further consideration of Employee's execution of this Agreement, and in particular Employee's agreement to the covenants included in Section 5 hereof, and except as otherwise provided herein, Employer shall issue to Employee (i) a number of options ("Rollover Options") equal to, and with vesting dates identical to, existing Employer stock options issued to Employee; and (ii) additional options ("New Options") to purchase 788,016 shares of Employer's Common Stock. The Rollover Options and the New Options shall be granted under Employer's 1998 Stock Incentive Plan (the "Plan") dated December 3, 1997 and shall be subject to approval of the Plan by Employer's shareholders at the next annual meeting of the shareholders of Employer the ("Meeting"). Employee agrees that (i) all of Employee's existing options to purchase stock of Employer, whether vested or unvested, to the extent not exercised before the Meeting, and (ii) any Rollover Options issued under the Plan as provided in this Section 3.3 in respect of existing options exercised prior to the Meeting shall, upon approval of the Plan by the shareholders of Employer, be canceled. Options issued to Employee pursuant to this Section 3.3 shall be exercisable for $0.13 per share, subject to adjustment as provided in the Plan and the option agreements issued thereunder. New Options shall vest immediately upon approval of the Plan by Employer's shareholders. In the event of a termination of Employee's employment by Employer pursuant to Section 6.4 hereof, all options held by Employee at the time of such termination shall immediately vest.

          3.4 Fiscal 1998 Bonus. In recognition of Employee's service to Employer during fiscal year 1998, Employer agrees to pay Employee a cash bonus of $60,000 upon execution of this Agreement.


4    Benefits.

     Employer agrees to include Employee in any applicable benefit programs which Employer provides to management generally (the "Benefits"), including, without limitation, disability insurance coverage which will compensate Employee for not less than 60% of Employee's Base Salary at the time of such disability for a period not shorter than the remainder of the Contract Term. In no event shall benefits available to Employee be less than those available to Employee immediately prior to the date hereof.


5        Restrictive Covenants.

          5.1 Protected Information.

               5.1.1 Covenant. Either during or after expiration of the Contract Term, Employee shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity, or use in any manner, any Protected Information (as defined below), or cause any Protected Information to enter the public domain, except as may be required in the regular course of Employee's employment by Employer.

               5.1.2 Access to Protected Information. Employer has advised Employee and Employee has acknowledged that it is the policy of Employer to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to Employer. Employee acknowledges that he will acquire Protected Information with respect to Employer, which information is a valuable, special, and unique asset of Employer's business and operations, and that disclosure of such Protected Information would cause irreparable damage to Employer.

               5.1.3 Employee-Created Protected Information. Employee agrees to promptly disclose to Employer all Protected Information developed in whole or in part by Employee during his employment with Employer and which relates to Employer's business. Such Protected Information is, and shall remain, the exclusive property of Employer. All writings created during Employee's employment with Employer (excluding writings unrelated to Employer's business) are considered to be "works-for-hire" for the benefit of Employer, and Employer shall own all rights in such writings. Washington law requires the following notice to be given to Employee:

     This Agreement does not require Employee to assign to Employer any invention by Employee for which no equipment, supplies, facility or trade secret information of

     Employer was used and which was developed entirely on Employee's own time unless the invention related (i) directly to Employer's business, or (ii) to Employer's actual or demonstrably anticipated research or development, or (iii) the development results from any work performed by Employee for Employer.

               5.1.4 Return of Confidential Records. All forms of information and all physical property made or compiled by Employee prior to or during the Contract Term containing or relating in any way to Protected Information shall be Employer's exclusive property. All such materials and any copies thereof shall be held by Employee in trust solely for the benefit of Employer and shall be delivered to Employer upon expiration of the Contract Term, or at any other time upon Employer's request.

               5.1.5 Protected Information. "Protected Information" means trade secrets, confidential and propriety business information of Employer, any information of Employer other than information which has entered the public domain (unless Employee caused such information to enter the public domain), and all valuable and unique information, techniques, and strategies acquired, developed or used by Employer relating to its business, operations, employees, customers and suppliers, which give Employer a competitive advantage over those who do not know the information, techniques and strategies and which are protected by Employer from unauthorized disclosure, including but not limited to, product designs, store location analyses, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by Employer and its agents or employees.

          5.2 Non-Competition.

               5.2.1 Covenant. Employee agrees that, during the term of Employee's employment by Employer and for a period of two years after the termination of Employee's employment by Employer (whether by expiration of the Contract Term or otherwise), he will not (i) directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with, any Prohibited Business, as defined below, or (ii) make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business.

               5.2.2 Exceptions.

                    5.2.3.1 Nothing in this Section 5.2 shall restrict Employee from making any investment in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give Employee the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between Employee's duties hereunder and Employee's interest in such investment.

                    5.2.3.2 Anything in this Section 5.2 to the contrary notwithstanding, at any time after the termination of Employee's employment by Employer, Employee may engage in consulting activities in connection a Prohibited Business, provided that: (i) Employee's consulting activities shall at all times be project-specific and not of a general managerial nature; (ii) Employee shall not act as an officer or manager of any Prohibited Business; and
(iii) with respect to any single Prohibited Business or affiliated group of Prohibited Businesses, (a) Employee shall engage in such consulting activities for no more than ten hours each month, and (b) Employee shall not receive compensation in excess of $5,000 in any one month. This exception shall be null and void in the event of any breach of the terms of this Agreement by Employee.

               5.2.3 Prohibited Business. "Prohibited Business" means any entity that is engaged in the business of Fashion Retailing and whose activities or products are directly or indirectly competitive with those of Employer. For purposes of this Agreement "Fashion Retailing" shall mean the retail marketing and sales of men's and women's apparel and fashion accessories, including both casual and formal attire.

          5.3 Disclosure of Business Opportunities. Employee agrees promptly and fully to disclose to Employer, and not to divert to his own use or benefit or the use or benefit of others, any business opportunities involving any existing or prospective line of business, supplier, product or activity of Employer, or any business opportunities that otherwise should be afforded to Employer.

          5.4 Survival of Undertakings and Injunctive Relief.

               5.4.1 Survival. Except as otherwise specifically provided herein, the provisions of Sections 5.1, 5.2 and 5.3 shall survive the expiration of the Contract Term, irrespective of the reasons therefor. In the event of any such violation of Sections 5.1, 5.2 or 5.3, Employee further agrees that the time periods set forth in such sections shall be extended by the period of such violation.

               5.4.2 Injunctive Relief. Employee acknowledges and agrees that the restrictions imposed upon him by Sections 5.1, 5.2 and 5.3 and the purposes of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of Employer without unduly restricting Employee's future employment by others. Furthermore, Employee acknowledges that, in view of the Protected Information which Employee has or will acquire or has or will have access to, and in view of the necessity of the restrictions contained in Sections 5.1, 5.2 and 5.3, any violation of any provision of Sections 5.1, 5.2 and 5.3 hereof would cause irreparable injury to Employer with respect to the resulting disruption in its operations. By reason of the foregoing, Employee consents and agrees that if Employee violates any of the provisions of Sections 5.1, 5.2 or 5.3, Employer shall be entitled, in addition to any other remedies that it may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining Employee from committing or continuing any violation of such sections of this Agreement.

          5.5 References to Employer. All references to Employer in this Section 5 shall be deemed to include any subsidiary, parent, successor in interest, or other affiliate of Employer.


6    Termination.

          6.1 Termination of Employment. Employee's employment may be terminated at any time during the Contract Term by mutual agreement of the parties, or as otherwise provided in this Section 6.

          6.2 Termination for Cause. Employer may terminate Employee's employment without notice at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) Employee's continued failure or refusal to perform his duties and obligations under this Agreement following written notice from Employer specifying the factors or events constituting such failure or refusal; (ii) any material breach by Employee of any term or provision of this Agreement following written notice of such breach from Employer; (iii) any act or action of Employee during the Contract Term involving fraud, dishonesty or unethical conduct relating to Employer or Employer's business; (iv) Employee's use of alcohol or drugs in violation of Employer's then-current policy; (v) Employee's conviction of any felony; or (vi) Employee's inability to perform the essential functions of his position, with or without reasonable accommodation, by virtue of any physical or mental incapacity. Upon termination for Cause, Employee shall not be entitled to payment of any compensation other than Base Salary, Bonus and accrued benefits under this Agreement earned up to the date of such termination.

          6.3 Death. In the event of Employee's death while he is employed by Employer pursuant to this Agreement, Employer shall, in addition to paying to the estate of Employee any unpaid Base Salary and Bonus earned through the last day on which he performed services for Employer, pay to Employee's estate an amount equal to one year of Base Salary at the same intervals and in the same amounts as Employer's payments of Base Salary to Employee.

          6.4 Termination without Cause. Employer may terminate Employee's employment without notice at any time without Cause.

          6.5 Termination by Employee for Diminution of Duties. Employee may terminate his employment upon 30 days prior written notice to Employer for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the reduction by Employer of Employee's title or duties so that Employee no longer serves as Executive Vice President and Chief Financial Officer, reporting to the President, Chief Executive Officer and Board of Directors of Employer, and performing services and duties assigned to him by such parties; provided, however, that the exercise by the Board of Directors of the Employer of its authority with respect to the oversight and management of the Employer shall be conclusively deemed not to constitute Good Reason.

          6.6 Severance Obligations. In the event of any termination pursuant to Sections 6.4 or 6.5, Employee shall be entitled to receive from Employer an amount (the "Severance Amount") equal to the sum of two years' Base Salary. The Severance Amount shall be payable at the same intervals and in the same amounts as Employer's payments of Base Salary. In addition, Employer shall, to the extent permitted by law, continue for a period of two years to provide those Benefits to which Employee was entitled at the time of termination of Employee's employment. To the extent Employer is prevented from continuing Employee's Benefits, Employer shall pay Employee an amount sufficient to replace such Benefits. Any amount payable pursuant to this Section, together with any compensation pursuant to Section 3.1 that is payable for services rendered through the effective date of termination, shall constitute the sole obligation of Employer payable with respect to the termination of Employee as provided in this Section.

          6.7 Change of Control. In the event that (i) Employee is terminated without Cause within 60 days following a Change of Control Transaction, and (ii) within ten days of such termination Employee agrees in writing to waive any rights to any severance or other benefits to which Employee may otherwise be entitled under this Agreement, then Employee shall not be subject to the covenant not to compete set forth in Section 5.2. For purposes of this Agreement, a "Change of Control Transaction" shall mean any of the following:

               6.7.1 Mergers, Consolidations, Etc.. The completion of any merger or consolidation of the Company with any other organization if, immediately following the merger or consolidation, those persons or entities who were shareholders of the Company immediately before the transaction control less that 50% of the voting power in the surviving organization.

               6.7.2 Sale of Stock. The sale or other transfer of the outstanding shares of stock of the Company in one transaction or a series of related transactions with the result that, immediately after the transaction(s), those persons or entities who were shareholders of the Company immediately before the transaction(s) control less than 50% of the voting power in the Company or in the entity purchasing the Company's shares; provided, however, that a Change of Control shall be deemed not to have occurred if the reduction in voting power is attributable to a public or private offering of the Employer's securities wherein no single investor or group of affiliated investors acquires sufficient voting power to control the Board of Directors of Employer.

               6.7.3 Sale of Assets. The sale or other disposition by the Company of all or substantially all of its assets if followed as soon as is practicable by the liquidation and dissolution of the Company.

          6.8 Right of Offset. In the event that, following the termination of Employee's employment by Employer for any reason, Employee becomes engaged with another business in any capacity, 100% of compensation of any kind (including deferred compensation and compensation assigned to an entity or individual other than Employee) received from or earned with respect to such other business during the Contract Term or any survival period, shall be subtracted from any amounts paid to Employee pursuant to Section

6.6. In the event of any violation by Employee of any provision of Sections 5.1,
5.2 and 5.3, Employer may subtract Employer's damages from any amounts paid to Employee pursuant to Section 6.6.


7    Board Representation.

     Concurrent with and as a condition precedent to the execution of this Agreement, Employee shall have entered into a voting agreement with certain shareholders of Employer relating to Employee's election to the Board of Directors of Employer during the Contract Term.


8    Miscellaneous.

          8.1 Assignment, Successors. Employer may freely assign its rights and obligations under this Agreement to a successor of Employer's business, without the prior written consent of Employee. This Agreement shall be binding upon and inure to the benefit of Employee and Employee's estate and Employer and any assignee of or successor to Employer.

          8.2 Severability. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction for any reason whatsoever, then (i) the remaining terms and provisions of this Agreement shall remain in full force and effect, and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable but that, subject to the requirement of validity and enforceability, comes as close and possible to expressing the intention of the invalid or unenforceable term or provision.

          8.3 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by Employer and Employee. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

          8.4 Notices. All notices and other communications hereunder shall be in writing and either hand delivered or delivered by overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Employer:     JAY JACOBS, INC.
                              1530 Fifth Avenue
                              Seattle, WA 98101
                              Attn: Board of Directors/Compensation Committee

          If to Employee:     William L. Lawrence, Jr.
                              c/o Jay Jacobs, Inc.
                              1530 Fifth Avenue
                              Seattle, WA 98101

Any party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

          8.5 Applicable Law; Venue. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Washington, without regard to its choice of law principles. The exclusive venue for any action or proceeding to interpret or enforce this Agreement shall lie with the Superior Court of King County, Washington.

          8.6 Arbitration; Attorneys' Fees. Any dispute arising under this Agreement shall be settled exclusively by arbitration under the Northwest Region Expedited Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties agree that the arbitration shall be at the location of the Company's principal office or at such other place as is mutually agreed. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Nevertheless, the parties hereby agree that a restraining order and/or an injunction may issue against a violation of this Agreement. If any party is successful in any arbitration, suit, or proceeding brought or instituted by it to enforce this Agreement or on account of any damages sustained by it by reason of the violation by another party of this Agreement, the prevailing party shall be paid its reasonable attorneys' fees by the nonprevailing party.

          8.7 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises, and representations regarding employment by Employer and severance or other payments contingent upon termination of employment.

          8.8 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          8.9 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in this Agreement.

          WILLIAM L. LAWRENCE, JR. EMPLOYMENT AGREEMENT SIGNATURE PAGE


     Executed as of the date first written above.

Employee                                Employer

                                        JAY JACOBS, INC.


/s/ WILLIAM L. LAWRENCE, JR.
-----------------------------------     By: /s/ REX LOREN STEFFEY
William L. Lawrence, Jr.                   ------------------------------------
                                             Name:  Rex Loren Steffey
                                             Title:  President and CEO

                                    Exhibit G

                                JAY JACOBS, INC.
                            1998 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this 1998 Stock Incentive Plan (the "Plan") is to enable Jay Jacobs, Inc. (the "Company") to attract and retain the services of
(1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee consultants and advisors to the Company.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 17,342,761 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a shareholders meeting at which a quorum is present. Options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

     5. Types of Awards; Eligibility. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9;
(vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 5,000,000 shares of Common Stock in any calendar year.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Committee may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Except as provided below, each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non- Statutory Stock Option to be on terms which permit transfer by the optionee to (A) the spouse, children or grandchildren of the optionee, including stepchildren and adopted children ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of Immediate Family Members, or (C) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that
(X) there may be no consideration for any transfer, (Y) the stock option agreement pursuant to which the options are granted or an amendment thereto must expressly provide for transferability in a manner consistent with this paragraph, and (Z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraphs 6(a)(v) and 13 the term "optionee" shall be deemed to refer to the transferee. The continued employment requirement of paragraph 6(a)(ii) and the events of termination of employment of paragraph 6(a)(iv) shall continue to be applied with respect to the original optionee, and following the termination of employment of the original optionee the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Committee, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability, death or retirement as provided in subparagraphs 6(a)(iv)(B), (C) and (D), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Committee, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Termination Because of Retirement. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of (1) normal retirement after reaching age 65, (2) early retirement after reaching age 55 and completing 10 years of service, or (3) early retirement after completing 30 years of service without regard to age, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (E) Amendment of Exercise Period Applicable to Termination. The Committee, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

                    (F) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or, with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Committee. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Committee at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Committee.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

               (vi) Conversion of Incentive Stock Options. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

     7. Stock Bonuses. The Committee may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Committee. The restrictions may include restrictions concerning transfer ability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Committee, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares shall bear any legends required by the Committee. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Committee.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

               (iii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be the closing price of the Common Stock as reported in The Wall Street Journal, or such other reported value of the Common Stock as shall be specified by the Committee, on the trading day preceding the date the stock appreciation right is exercised.

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Committee may prescribe. Unless otherwise determined by the Committee, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Committee but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Committee.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount and timing of payment of a cash bonus shall be determined by the Committee.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance Units. The Committee may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than 10 years. The goals established by the Committee may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Committee. In the event that the minimum performance goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Committee. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Committee determines. Deferred awards shall earn interest on the terms and at a rate determined by the Committee. Unless otherwise determined by the Committee, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 13 or in lieu of having the options and stock appreciation rights continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

     14. Corporate Mergers, Acquisitions, etc. The Committee may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     15. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     16. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     17. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     18. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.


EFFECTIVE DATE: December 3, 1997.

AMENDED:

                                    Exhibit H

                Issuance of Options Under Management Option Plan


1.   Rex Loren Steffey - 1,083,522

2.   William L. Lawrence, Jr. - 788,012